     As filed with the Securities and Exchange Commission on August 27, 1997
                                                 Registration No. 333-__________

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                  -------------

                               AGL RESOURCES INC.
                                AGL CAPITAL TRUST
           (Exact name of registrants as specified in their charters)

     GEORGIA                      4924                               58-2210952
     DELAWARE                     6159                               APPLIED FOR
    (State of           (Primary Standard Industrial          (I.R.S. Employer
  Incorporation)        Classification Code Number)       Identification Number)

                            303 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30308
                                 (404) 584-9470
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                                  -------------

                                J. MICHAEL RILEY
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                               AGL RESOURCES INC.
                           303 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30308
                                 (404) 584-9470

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                                William L. Floyd
                           Long Aldridge & Norman LLP
                            5300 One Peachtree Center
                           303 Peachtree Street, N.E.
                             Atlanta, Georgia 30308

                                  -------------
         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                                  -------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================
       Title of Each                            Proposed            Proposed
         Class of                               Maximum             Maximum           Amount of
     Securities to be       Amount to          Offering           Aggregate         Registration
        Registered         be Registered    Price Per Unit(1)   Offering Price(1)       Fee(1)
---------------------------------------------------------------------------------------------------
Series B 8.17%             75,000 Capital       $       1,000    $   75,000,000    $       22,728
Capital Securities         Securities
of AGL Capital
Trust
===================================================================================================
Series B 8.17%
Junior
Subordinated
Deferrable Interest
Debentures of
AGL Resources
Inc.(2)
==================================================================================================
AGL Resources
Inc. Exchange
Guarantee with
respect to the
Series B 8.17%
Capital Securities
of AGL Capital
Trust(3)
==================================================================================================
Total(4)(5)                                     $       1,000    $   75,000,000   $        22,728
==================================================================================================

(1)      Estimated solely for the purpose of computing the registration fee.
(2) No separate consideration will be received for the Series B 8.17% Junior Subordinated Deferrable Interest Debentures (the "Exchange Debentures") of AGL Resources Inc.
(3) No separate consideration will be received for the AGL Resources Inc. Exchange Guarantee and pursuant to Rule 457(n) under the Securities Act no separate fee is payable.
(4) This Registration Statement is deemed to cover rights of holders of Exchange Debentures under the Indenture, the rights of holders of Series B 8.17% Capital Securities of AGL Capital Trust (the "Exchange Capital Securities") under an Amended and Restated Declaration of Trust, the rights of holders of such Exchange Capital Securities under the Exchange Guarantee and certain backup undertakings as described herein.
(5) Such amount represents the liquidation amount of AGL Capital Trust Exchange Capital Securities to be exchanged hereunder and the principal amount of Exchange Debentures that may be distributed to holders of such Exchange Capital Securities upon any liquidation of AGL Capital Trust.

                              --------------------


         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BY ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

              SUBJECT TO COMPLETION, DATED _________________, 1997

PROSPECTUS

                                AGL CAPITAL TRUST
   OFFER TO EXCHANGE ITS SERIES B 8.17% CAPITAL SECURITIES (LIQUIDATION AMOUNT
     $1,000 PER EXCHANGE CAPITAL SECURITY) WHICH HAVE BEEN REGISTERED UNDER
          THE SECURITIES ACT OF 1933 FOR ANY AND ALL OF ITS OUTSTANDING
                        SERIES A 8.17% CAPITAL SECURITIES
            (LIQUIDATION AMOUNT $1,000 PER ORIGINAL CAPITAL SECURITY)
          FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                               AGL RESOURCES INC.

             THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ______________,1997, UNLESS EXTENDED.

         AGL Capital Trust, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to 75,000 of its Series B 8.17% Capital Securities, Liquidation Amount $1,000 per security (the "Exchange Capital Securities"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement (the "Registration Statement") of which this Prospectus constitutes a part, for a like number of its outstanding Series A 8.17% Capital Securities, Liquidation Amount $1,000 per security (the "Original Capital Securities"), of which 75,000 are issued and outstanding. Pursuant to the Exchange Offer, AGL Resources Inc., a Georgia corporation ("AGL Resources"), is also offering to exchange (i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Original Capital Securities (the "Original Guarantee") for a like guarantee in respect of the Exchange Capital Securities (the "Exchange Guarantee") and (ii) $75,000,000 aggregate principal amount of its Series A 8.17% Junior Subordinated Deferrable Interest Debentures due June 1, 2037 (the "Original Junior Subordinated Debentures") for a like aggregate principal amount of its Series B 8.17% Junior Subordinated Deferrable Interest Debentures due June 1, 2037 (the "Exchange Junior Subordinated Debentures"), which Exchange Guarantee and Exchange Junior Subordinated Debentures also have been registered under the Securities Act. The Original Capital Securities, the Original Guarantee and the Original Junior Subordinated Debentures are collectively referred to herein as the "Original Securities" and the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures are collectively referred to herein as the "Exchange Securities."
         The terms of the Exchange Securities are identical in all material respects to the respective terms of the Original Securities, except that (i) the Exchange Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Original Securities, (ii) the Exchange Capital Securities will not contain the $100,000 minimum Liquidation Amount transfer restriction, (iii) the Exchange Capital Securities will not provide for any increase in the Distribution Rate (as defined herein) thereon, and (iv) the Exchange Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. See "Description of Exchange Securities" and "Description of Original Securities." The Exchange Capital Securities are being offered for exchange in order to satisfy certain obligations of AGL Resources and the Trust under the Registration Rights Agreement dated as of June 11, 1997 (the "Registration Rights Agreement"), among AGL Resources, the Trust, and the Initial Purchasers (as defined herein). In the event that the Exchange Offer is consummated, any Original Capital Securities which remain outstanding after consummation of the Exchange Offer and the Exchange Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration of Trust (as defined herein). (continued on the following page)
         This Prospectus and the Letter of Transmittal are first being mailed to all holders of Original Capital Securities on ___________, 1997.

SEE "RISK FACTORS" COMMENCING ON PAGE ___ FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER ORIGINAL CAPITAL SECURITIES IN THE EXCHANGE OFFER.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SE-
        CURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMIS-
         SION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this Prospectus is ________________________ , 1997.

(continued from previous page)

         The Exchange Capital Securities and the Original Capital Securities (collectively, the "Capital Securities") represent beneficial interests in the assets of the Trust. AGL Resources is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities," and together with the Capital Securities, the "Trust Securities"). The Bank of New York is the Property Trustee (the "Property Trustee") of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures (as defined herein). The Junior Subordinated Debentures will mature on June 1, 2037 (the "Stated Maturity Date"). The Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption, or otherwise. See "Description of Exchange Securities--Description of Exchange Capital Securities--Subordination of Common Securities."

         As used herein, (i) the "Indenture" means the Indenture, dated as of June 11, 1997, as amended and supplemented from time to time, between AGL Resources and The Bank of New York, as trustee (the "Indenture Trustee"), relating to the Junior Subordinated Debentures, (ii) the "Declaration of Trust" means the Amended and Restated Declaration of Trust relating to the Trust among AGL Resources, as Sponsor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), an affiliate of the Property Trustee, as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Trustees"),
(iii) the "Guarantee" means the Capital Securities Guarantee Agreement relating to the Capital Securities between AGL Resources and The Bank of New York, as trustee (the "Guarantee Trustee"), and (iv) the "Common Guarantee" means the Common Securities Guarantee Agreement relating to the Common Securities between AGL Resources and The Bank of New York, as trustee. In addition, as the context may require, (i) "Junior Subordinated Debentures" includes the Original Junior Subordinated Debentures and the Exchange Junior Subordinated Debentures, and
(ii) "Guarantee" includes the Original Guarantee and the Exchange Guarantee.

         The Junior Subordinated Debentures are unsecured obligations of AGL Resources and are subordinate and junior in right of payment to all Senior Indebtedness (as defined herein) of AGL Resources, as described herein. Holders of the Capital Securities and the Common Securities are entitled to receive cumulative cash distributions arising from the payment of interest on the Junior Subordinated Debentures ("Distribution"), accruing from the date of original issuance and payable semi-annually in arrears on June 1 and December 1 of each year (each, a "Distribution Date"), commencing on December 1, 1997, at the annual rate of 8.17% of the Liquidation Amount of $1,000 per Trust Security (the "Distribution Rate").

         The Distribution Rate and the Distribution Dates for the Capital Securities correspond to the interest rate and interest and other payment dates on the Junior Subordinated Debentures, which constitute substantially all of the assets of the Trust. As a result, if principal or interest is not paid on the Junior Subordinated Debentures, no amounts will be paid on the Capital Securities. SO LONG AS NO DEBENTURE EVENT OF DEFAULT (AS DEFINED HEREIN) HAS OCCURRED AND IS CONTINUING, AGL RESOURCES WILL HAVE THE RIGHT TO DEFER PAYMENTS OF INTEREST ON THE JUNIOR SUBORDINATED DEBENTURES AT ANY TIME AND FROM TIME TO TIME FOR A PERIOD NOT EXCEEDING 10 CONSECUTIVE SEMI-ANNUAL PERIODS WITH RESPECT TO EACH DEFERRAL PERIOD (EACH, AN "EXTENSION PERIOD"), PROVIDED THAT NO EXTENSION PERIOD MAY EXTEND BEYOND THE STATED MATURITY DATE. Upon the termination of any such Extension Period and the payment of all amounts then due, AGL Resources may elect to begin a new Extension Period, subject to the requirements set forth herein. Subject to the above, there is no limitation on the number of times AGL Resources may elect to begin an Extension Period. If and for so long as interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Trust Securities will also be deferred and AGL Resources will not be permitted, subject to certain exceptions described herein, to declare or pay any dividend or distribution on AGL Resources' capital stock or make any guarantee payments with respect to the foregoing, or make any payment on any debt securities of AGL Resources that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Securities are entitled will continue to accumulate) at the Distribution Rate, compounded semi-annually,

(continued from previous page)

and holders of Capital Securities will be required to accrue income in the form of original issue discount ("OID") in their gross income for United States federal income tax purposes prior to the receipt of the cash attributable to such income. See "Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

         AGL Resources has, through the Guarantee, the Common Guarantee, the Declaration of Trust, the Junior Subordinated Debentures and the Indenture, taken together, fully and unconditionally guaranteed, subject to certain subordination provisions, all of the Trust's obligations under the Trust Securities. See "Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Exchange Guarantee--Full and Unconditional Guarantee." The Guarantee and the Common Guarantee will guarantee payments of Distributions and payments on liquidation or redemption of the Trust Securities, but in each case only to the extent that the Trust has funds on hand legally and immediately available therefor and has failed to make such payments, as described herein. See "Description of Exchange Securities" and "Description of Exchange Guarantee." If AGL Resources fails to make a required payment on the Junior Subordinated Debentures, the Trust will not have sufficient funds to pay such Distributions. The Guarantee and the Common Guarantee will not cover any such payment when the Trust does not have sufficient funds legally available therefor. In such event, the remedy of a holder of Capital Securities is to enforce the Junior Subordinated Debentures. See "Description of Exchange Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities." The obligations of AGL Resources under the Guarantee, the Common Guarantee and the Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to all of its other liabilities.

         The Trust Securities will be subject to mandatory redemption in a Like Amount (as defined herein), (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Junior Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued and unpaid interest on, the Junior Subordinated Debentures (the "Maturity Redemption Price"), (ii) in whole but not in part, at any time prior to June 1, 2007, contemporaneously with the optional prepayment of the Junior Subordinated Debentures, upon the occurrence and continuation of a Tax Event (as defined herein) or an Investment Company Act Event (as defined herein) at a redemption price equal to the Special Event Prepayment Price (as defined herein) (the "Special Event Redemption Price"), and
(iii) in whole or in part, on or after June 1, 2007, contemporaneously with the optional prepayment by AGL Resources of the Junior Subordinated Debentures, at a redemption price equal to the Optional Prepayment Price (as defined herein) (the "Optional Redemption Price"). Any of the Maturity Redemption Price, the Special Event Redemption Price and the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of Exchange Capital Securities--Redemption."

         The Junior Subordinated Debentures will be prepayable prior to the Stated Maturity Date at the option of AGL Resources (i) in whole or in part, on or after June 1, 2007, at a prepayment price (the "Optional Prepayment Price") equal to 104.085% of the principal amount thereof on June 1, 2007, declining ratably on each June 1 thereafter to 100% on or after June 1, 2017, plus accrued and unpaid interest thereon to the date of prepayment, or (ii) at any time prior to June 1, 2007, and within 90 days of a Tax Event or an Investment Company Act Event (each a "Special Event"), in whole but not in part, upon the occurrence and continuation of a Special Event at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (a) 100% of the principal amount of the Junior Subordinated Debenture to be redeemed or (b) the sum, as determined by a Quotation Agent (as defined herein), of the present values of the principal amount and premium payable with respect to an optional redemption of such Junior Subordinated Debentures on June 1, 2007, together with scheduled payments of interest on the Junior Subordinated Debentures accruing from the prepayment date to and including June 1, 2007 discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) plus, in each case, accrued and unpaid interest thereon to the date of prepayment. Either of the Optional Prepayment Price or the Special Event Prepayment Price may be referred to herein as the "Prepayment Price." See "Description of Exchange Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

         AGL Resources will have the right at any time to terminate the Trust and cause a Like Amount of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to AGL Resources having received an opinion of counsel to the effect that such distribution will not be a taxable event to

(continued from previous page)

holders of Capital Securities. Unless the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Trust Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment. See "Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures."

         The Trust is making the Exchange Offer of the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither AGL Resources nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, AGL Resources and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any Person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of AGL Resources or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer, and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

         Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of AGL Resources or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any Person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. In addition, AGL Resources and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to AGL Resources and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, AGL Resources and the Trust believe that broker-dealers who acquired Original Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus

(continued from previous page)


delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivery of a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and AGL Resources have agreed that, ending on the close of business on the 180th day following the Expiration Date (as defined herein), or, if earlier, when all such Exchange Capital Securities have been disposed of by such broker-dealer, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify AGL Resources or the Trust, or cause AGL Resources or the Trust to be notified, on or prior to the Expiration Date (as defined herein), that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent (as defined herein) at one of the addresses set forth herein under "The Exchange Offer--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of AGL Resources or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of Exchange Capital Securities."

         In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from AGL Resources or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until AGL Resources or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or AGL Resources or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If AGL Resources or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which AGL Resources or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

         Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Original Capital Securities. The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Although Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Salomon Brothers Inc, the initial purchasers of the Original Capital Securities (the "Initial Purchasers"), have informed AGL Resources and the Trust that they each currently intend to make a market in the Exchange Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. AGL

(continued from previous page)


Resources and the Trust currently do not intend to apply for listing of the Exchange Capital Securities on any securities exchange or for quotation through the NASD Automated Quotation System. See "Risk Factors--Absence of Public Market."

         Any Original Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration of Trust (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Original Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither AGL Resources nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Original Capital Securities held by them. To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities."

         THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF ORIGINAL CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

         Original Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on ______, 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by AGL Resources or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum number of Original Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by AGL Resources or the Trust and to the terms and provisions of the Registration Rights Agreement. Original Capital Securities may be tendered in whole or in part having an aggregate Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof. AGL Resources has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Distributions on each Exchange Capital Security and interest on each Exchange Junior Subordinated Debenture will accrue from the last date on which a Distribution or interest was paid on the Original Capital Security or Original Junior Subordinated Debenture tendered in exchange therefor or, if no Distribution or interest has been paid on such Original Capital Security or Original Junior Subordinated Debenture, from the date of original issuance of the Original Capital Security or Original Junior Subordinated Debenture tendered in exchange therefor. See "The Exchange Offer--Distributions on Exchange Capital Securities."

         Neither AGL Resources nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                                  -------------

                              AVAILABLE INFORMATION

         AGL Resources is subject to the informational requirements of the Exchange Act, and in accordance therewith files periodic reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected, without charge, and copies may be obtained at prescribed rates, at the Commission's public reference facility at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, including AGL Resources, at http://www.sec.gov. In addition, reports and other material concerning AGL Resources may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which Exchange the Common Stock of AGL Resources is listed.

         No separate financial statements of the Trust have been included herein. AGL Resources and the Trust do not consider that such financial statements would be material to holders of the Exchange Capital Securities because the Trust is a special purpose entity, has no operating history or independent operations, and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures, issuing the Trust Securities, and engaging in other activities as are necessary, advisable, or incidental thereto. See "AGL Capital Trust," "Description of the Exchange Capital Securities," "Description of the Exchange Junior Subordinated Debentures," and "Description of the Exchange Guarantee." In addition, AGL Resources does not expect that the Trust will file reports, proxy statements and other information under the Exchange Act with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents have been filed by AGL Resources with the Commission pursuant to the Exchange Act and are incorporated herein by reference and made a part of this Prospectus:

         (a) AGL Resources' Annual Report on Form 10-K for the fiscal year ended September 30, 1996; and

         (b) AGL Resources' Quarterly Reports on Form 10-Q for the quarters ended December 31, 1996, March 31, 1997, and June 30, 1997.

         All documents filed by AGL Resources with the Commission pursuant to
Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Exchange Offer shall be deemed to be incorporated herein by reference and made a part of this Prospectus from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented, or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

         AGL RESOURCES WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN THE EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE). SUCH REQUESTS SHOULD BE DIRECTED TO: OFFICE OF THE CORPORATE SECRETARY, AGL RESOURCES INC., 303 PEACHTREE STREET, N.E., ATLANTA, GEORGIA 30308, TELEPHONE: (404) 584-3794.

                                     SUMMARY

         The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information contained elsewhere in this Prospectus or incorporated herein by reference.

                               AGL RESOURCES INC.

         AGL Resources is a Georgia corporation incorporated on November 27, 1995, for the primary purpose of becoming the holding company for Atlanta Gas Light Company ("AGLC"), a natural gas distribution utility, and its subsidiaries. AGL Resources has its principal executive offices at 303 Peachtree Street, N.E., Atlanta, Georgia 30308. References to the "AGL Companies" include AGL Resources, AGLC, AGLC's wholly owned natural gas utility subsidiary, Chattanooga Gas Company ("Chattanooga Gas"), and AGL Resources' nonregulated subsidiaries: AGL Energy Services, Inc.; AGL Investments, Inc.; AGL Resources Service Company; and The Energy Spring, Inc. AGL Energy Services, Inc. has one nonregulated subsidiary, Georgia Gas Company. AGL Investments, Inc. has seven nonregulated subsidiaries: AGL Propane, Inc.; Georgia Energy Company; AGL Energy Wise Services, Inc.; AGL Consumer Services, Inc.; AGL Gas Marketing, Inc.; AGL Power Services, Inc.; and Trustees Investments, Inc.

         AGL Resources' principal business is the distribution of natural gas to customers in central, northwest, northeast, and southeast Georgia and the Chattanooga, Tennessee area through its natural gas distribution subsidiary, AGLC. AGLC's major service area is the ten county metropolitan Atlanta area. AGLC's other principal service areas in Georgia are the Athens, Augusta, Brunswick, Macon, Rome, Savannah, and Valdosta areas. In addition to AGLC's service areas in Georgia, natural gas service is supplied by Chattanooga Gas in Chattanooga and Cleveland, Tennessee, and surrounding portions of Hamilton County and Bradley County, Tennessee. All of AGLC's and Chattanooga Gas' natural gas service area is certificated by the Georgia Public Service Commission and the Tennessee Regulatory Authority, formerly the Tennessee Public Service Commission.

                                AGL CAPITAL TRUST

         The Trust is a statutory business trust formed under Delaware law pursuant to (i) a Declaration of Trust executed by AGL Resources, as Sponsor, and The Bank of New York (Delaware), as Delaware Trustee, and thereafter amended and restated in the form of the Declaration of Trust to add the other Trustees and governing language for the Trust and (ii) the filing of a Certificate of Trust with the Delaware Secretary of State on June 6, 1997. The Trust's business and affairs are conducted by the following Trustees: The Bank of New York, as the Property Trustee, The Bank of New York (Delaware), as the Delaware Trustee, and three individual Administrative Trustees who are employees or officers of or affiliated with AGL Resources. The Trust exists for the exclusive purposes of
(i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by AGL Resources, and (iii) except as otherwise limited by the Declaration of Trust engaging in only those other activities necessary, advisable, or incidental thereto. Accordingly, the Junior Subordinated Debentures are the sole assets of the Trust, and payments under the Junior Subordinated Debentures are the sole revenue of the Trust.

                               THE EXCHANGE OFFER

The Exchange Offer........ Up to 75,000 Exchange Capital Securities are being offered in exchange for a like number of Original Capital Securities. Original Capital Securities may be tendered for exchange in whole or in part in a Liquidation Amount of $100,000 (100 Capital Securities) or any integral multiple of $1,000 (one Original Capital Security) in excess thereof. AGL Resources and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Rights Agreement relating to the Original Capital Securities. For a description of the procedures for tendering Original Capital Securities, see "The Exchange Offer--Procedures for Tendering Original Capital Securities."

Expiration Date........................     5:00 p.m., New York City time, on
                                            ________________ , 1997, unless the
                                            Exchange Offer is extended by AGL
                                            Resources or the Trust (in which
                                            case the Expiration Date will be the
                                            latest date and time to which the
                                            Exchange Offer is extended). See
                                            "The Exchange Offer--Terms of the
                                            Exchange Offer."

 Conditions to the Exchange Offer......     The Exchange Offer is subject to
                                            certain conditions, which may be
                                            waived by AGL Resources and the
                                            Trust in their sole discretion. The
                                            Exchange Offer is not conditioned
                                            upon any minimum number of Original
                                            Capital Securities being tendered.
                                            See "The Exchange Offer--Conditions
                                            to the Exchange Offer."

                                            AGL Resources and the Trust reserve
                                            the right in their sole and absolute
                                            discretion, subject to applicable
                                            law, at any time and from time to
                                            time, (i) to delay the acceptance of
                                            the Original Capital Securities for
                                            exchange, (ii) to terminate the
                                            Exchange Offer if certain specified
                                            conditions have not been satisfied,
                                            (iii) to extend the Expiration Date
                                            of the Exchange Offer and retain all
                                            Original Capital Securities tendered
                                            pursuant to the Exchange Offer,
                                            subject, however, to the right of
                                            holders of Original Capital
                                            Securities to withdraw their
                                            tendered Original Capital
                                            Securities, or (iv) to waive any
                                            condition or otherwise amend the
                                            terms of the Exchange Offer in any
                                            respect. See "The Exchange
                                            Offer--Terms of the Exchange Offer."

Withdrawal Rights......................     Tenders of Original Capital
                                            Securities may be withdrawn at any
                                            time on or prior to the Expiration
                                            Date by delivering a written notice
                                            of such withdrawal to the Exchange
                                            Agent in conformity with certain
                                            procedures set forth below under
                                            "The Exchange Offer--Withdrawal
                                            Rights."

Procedures for Tendering
Original Capital
Securities............................      Tendering holders of Original
                                            Capital Securities must complete and
                                            sign a Letter of Transmittal in
                                            accordance with the instructions
                                            contained therein and forward the
                                            same by mail, facsimile, or hand
                                            delivery, together with any other
                                            required documents, to the Exchange
                                            Agent, either with the Original
                                            Capital Securities to be tendered or
                                            in compliance with the specified
                                            procedures for guaranteed delivery
                                            of Original Capital Securities.
                                            Certain brokers, dealers, commercial
                                            banks, trust companies, and other
                                            nominees may also effect tenders by
                                            book-entry transfer. Holders of
                                            Original Capital Securities
                                            registered in the name of a broker,
                                            dealer, commercial bank, trust
                                            company, or other nominee are urged
                                            to contact such Person promptly if
                                            they wish to tender Original Capital
                                            Securities pursuant to the Exchange
                                            Offer. See "The Exchange
                                            Offer--Procedures for Tendering
                                            Original Capital Securities."

                                            Letters of Transmittal and
                                            certificates representing Original
                                            Capital Securities should not be
                                            sent to AGL Resources or the Trust.
                                            Such documents should only be sent
                                            to the Exchange Agent at the address
                                            set forth in the Letter of
                                            Transmittal.

Resales of Exchange Capital
Securities.................... AGL Resources and the Trust are  making the
                               Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither AGL Resources nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, AGL Resources and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold, and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any Person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of AGL Resources or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Capital Securities, or any broker-dealer who purchased the Original Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act,
                               (a) will not be able to rely on the
                               interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer, and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

                               Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of AGL Resources or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any Person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Original Capital Securities, where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution". The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, AGL Resources and the Trust believe that Participating Broker-Dealers who acquired Original Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described below under "The Exchange Offer--Resales of Exchange Capital Securities," AGL Resources and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 180 days after the Expiration Date (subject to extension under certain limited circumstances) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of AGL Resources or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of Exchange Capital Securities."

Exchange Agent...............  The exchange agent with respect to  the
                               Exchange Offer is The Bank of New York (the
                               "Exchange Agent"). The addresses and telephone and facsimile numbers of the Exchange Agent are set forth in "The Exchange Offer--Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds............    Neither AGL Resources nor the Trust  will
                               receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby.
                               See "Use of Proceeds."

Certain United States
 Federal Income Tax
 Consequences; ERISA
 Considerations........................     Holders of Original Capital
                                            Securities should review the
                                            information set forth under "Certain
                                            United States Federal Income Tax
                                            Consequences" and "ERISA
                                            Considerations" prior to tendering
                                            Original Capital Securities in
                                            the Exchange Offer.

                                          THE EXCHANGE CAPITAL SECURITIES

Securities Offered.....................     Up to 75,000 of the Trust's Exchange
                                            Capital Securities which have been
                                            registered under the Securities Act
                                            (Liquidation Amount $1,000 per
                                            Exchange Capital Security). The
                                            Exchange Capital Securities will be
                                            issued, and the Original Capital
                                            Securities were issued, under the
                                            Declaration of Trust. The Exchange
                                            Capital Securities and any Original
                                            Capital Securities which remain
                                            outstanding after consummation of
                                            the Exchange Offer will vote
                                            together as a single class for
                                            purposes of determining whether
                                            holders of the requisite percentage
                                            in outstanding Liquidation Amount
                                            thereof have taken certain actions
                                            or exercised certain rights under
                                            the Declaration of Trust. See
                                            "Description of Exchange Capital
                                            Securities--Voting Rights; Amendment
                                            of the Declaration of Trust." The
                                            terms of the Exchange Capital
                                            Securities are identical in all
                                            material respects to the terms of
                                            the Original Capital Securities,
                                            except that the Exchange Capital
                                            Securities have been registered
                                            under the Securities Act and will
                                            not be subject to certain
                                            restrictions on transfer applicable
                                            to the Original Capital Securities
                                            and will not provide for any
                                            increase in the Distribution Rate
                                            thereon. See "The Exchange
                                            Offer--Purpose of the Exchange
                                            Offer" and "Description of Exchange
                                            Capital Securities."

Maturity Date..........................     June 1, 2037.  The Exchange Capital
                                            Securities are mandatorily
                                            redeemable upon earlier redemption
                                            of the Exchange Junior Subordinated
                                            Debentures.

Distribution Dates.....................     June 1 and December 1 of each year,
                                            commencing December 1, 1997.

Extension Periods......................     So long as no Debenture Event of
                                            Default has occurred and is
                                            continuing, Distributions on
                                            Exchange Capital Securities will be
                                            deferred for the duration of any
                                            Extension Period elected by AGL
                                            Resources with respect to the
                                            payment of interest on the Exchange
                                            Junior Subordinated Debentures. No
                                            Extension Period will exceed 10
                                            consecutive semi-annual periods or
                                            extend beyond the Stated Maturity
                                            Date. If interest payments are so
                                            deferred, AGL Resources will not be
                                            permitted, subject to certain
                                            exceptions described herein, to
                                            declare or pay any dividend or
                                            distribution on any of its capital
                                            stock or make any guarantee payments
                                            with respect to the foregoing, or
                                            make any payment on any debt
                                            securities that rank pari passu with
                                            or junior to the Junior Subordinated
                                            Debentures. See "Description of
                                            Exchange Junior Subordinated
                                            Debentures--Option to Extend
                                            Interest Payment Date" and "Certain
                                            Federal Income Tax
                                            Consequences--Interest Income and
                                            Original Issue Discount."

Ranking................................     The Exchange Capital Securities will
                                            rank pari passu, and payments
                                            thereon will be made pro rata, with
                                            the Original Capital Securities and
                                            the

                               Common Securities except as described under "Description of Exchange Capital Securities--Subordination of Common Securities." The Exchange Junior Subordinated Debentures will rank pari passu with the Original Junior Subordinated Debentures and all other junior subordinated debentures to be issued by AGL Resources ("Other Debentures"), which will be issued and sold (if at all) to other trusts to be established by AGL Resources (if any), in each case similar to the Trust ("Other Trusts"), and will be unsecured and subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See "Description of Exchange Junior Subordinated Debentures." The Exchange Guarantee will rank pari passu with the Original Guarantee and all other guarantees (if any) to be issued by AGL Resources with respect to capital or preferred securities (if any) issued by Other Trusts ("Other Guarantees") and will constitute an unsecured obligation of AGL Resources and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Exchange Guarantee. See "Description of Exchange Guarantee."

Redemption................     The Trust Securities will be subject to
                               mandatory redemption in a Like   Amount, (i) in
                               whole but not in part, on the Stated Maturity
                               Date upon repayment of the Junior Subordinated
                               Debentures, (ii) in whole but not in part, at any time prior to June 1, 2007, contemporaneously with the optional prepayment of the Junior Subordinated Debentures by AGL
                               Resources upon the occurrence and continuation of a Tax Event or an Investment Company Act
                               Event and (iii) in whole or in part, on or after June 1, 2007, contemporaneously with the optional prepayment by AGL Resources of the Junior Subordinated Debentures, in each case at the applicable Redemption Price. See
                               "Description of Exchange Securities--Description of Exchange Capital Securities--Redemption."

Guarantee....................  AGL Resources has, through the Exchange
                               Guarantee, the Indenture, the Exchange Junior Subordinated Debentures and the Declaration of Trust, fully and unconditionally guaranteed, subject to certain subordination provisions, all of the Trust's obligations with respect to the Exchange Capital Securities. The payment of Distributions on the Exchange Capital Securities is guaranteed by AGL Resources under the Exchange Guarantee, but only to the extent that the Trust has funds legally and immediately available therefor. If AGL Resources fails to make required payments on the Exchange Junior Subordinated Debentures, the Trust will not have sufficient funds to pay such Distributions, and the Exchange Guarantee does not cover the payment of Distributions when the Trust does not have sufficient funds legally available therefor. In such event, the remedy of a holder of Exchange Capital Securities is to enforce the Exchange Junior Subordinated Debentures in accordance with applicable law. See "Description of the Exchange Junior Subordinated Debentures." AGL Resources' obligations under the Exchange Guarantee are subordinate and junior in right of payment to all of its other liabilities and will rank pari passu with the most senior preferred stock of AGL Resources which may be issued. See "Description of the Exchange Guarantee."

Distribution of Junior Subordinated
Debentures.............................     AGL Resources will have the right at
                                            any time to terminate the Trust and
                                            cause a Like Amount of the Exchange
                                            Junior Subordinated Debentures to be
                                            distributed to the holders of the
                                            Exchange Capital Securities in
                                            liquidation of the Trust, subject to
                                            AGL Resources having received an
                                            opinion of counsel to the effect
                                            that such distribution will not be a
                                            taxable event to holders of Capital
                                            Securities. Unless the Exchange
                                            Junior Subordinated Debentures are
                                            distributed to the holders of the
                                            Exchange Capital Securities, in the
                                            event of a liquidation of the Trust
                                            as described herein, after
                                            satisfaction of liabilities to
                                            creditors of the Trust as required
                                            by applicable law, the holders of
                                            the Exchange Capital Securities
                                            generally will be entitled to
                                            receive a Liquidation Amount of
                                            $1,000 per Capital Security plus
                                            accumulated Distributions thereon to
                                            the date of payment. See
                                            "Description of Exchange Capital
                                            Securities--Liquidation of the Trust
                                            and Distribution of Junior
                                            Subordinated Debentures."

Transfer Restrictions..................     The Exchange Capital Securities will
                                            be issued, and may be transferred,
                                            only in minimum denominations of not
                                            less than $1,000 (one Exchange
                                            Capital Security). See "Description
                                            of Exchange Capital Securities--
                                            Restrictions on Transfer." Any such
                                            transfer of Exchange Capital
                                            Securities in denominations of less
                                            than $1,000 shall be deemed to be
                                            void and of no legal effect
                                            whatsoever.

Absence of Market for the
 Capital Securities....................     The Exchange Capital Securities will
                                            be a new issue of securities for
                                            which there currently is no market.
                                            Although the Initial Purchasers have
                                            informed the Trust and AGL Resources
                                            that they each currently intend to
                                            make a market in the Capital
                                            Securities, the Initial Purchasers
                                            are not obligated to do so, and any
                                            such market making may be
                                            discontinued at any time without
                                            notice. Accordingly, there can be no
                                            assurance as to the development or
                                            liquidity of any market for the
                                            Capital Securities. The Trust and
                                            AGL Resources do not intend to apply
                                            for listing of the Capital
                                            Securities on any securities
                                            exchange or for quotation through
                                            the NASD Automated Quotation System.
                                            See "Plan of Distribution."

                                  RISK FACTORS

         Prospective investors should carefully review the following information in addition to the information contained elsewhere in this Prospectus. This Prospectus contains certain forward-looking statements and information relating to AGL Resources that are based on the beliefs of management of AGL Resources as well as assumptions made by and information currently available to management. The words "anticipate," "believe," "estimate," "expect," "intends," and similar expressions as they relate to AGL Resources or AGL Resources' management, are intended to identify forward-looking statements. Such statements reflect the current views of AGL Resources with respect to future events and are subject to certain risks, uncertainties, and assumptions, including the risk factors described in this Prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. AGL Resources does not intend to update these forward-looking statements.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES; HOLDING COMPANY STRUCTURE

         The obligations of AGL Resources under the Guarantee issued by it for the benefit of the holders of Capital Securities, as well as under the Junior Subordinated Debentures, will be unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness. In addition, in the case of a bankruptcy or insolvency proceeding, AGL Resources' obligations under the Guarantee will also rank subordinate and junior in right of payment to all liabilities (other than Other Guarantees) of AGL Resources. At June 30, 1997, AGL Resources had no Senior Indebtedness outstanding. Because AGL Resources is a holding company, the right of AGL Resources to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, except to the extent that AGL Resources may itself be recognized as a creditor of that subsidiary. At June 30, 1997, the subsidiaries of AGL Resources had total liabilities (excluding liabilities owed to AGL Resources) of approximately $319.8 million. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of AGL Resources' subsidiaries. None of the Indenture, the Guarantee or the Declaration of Trust places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by AGL Resources or by any subsidiary. The principal sources of AGL Resources' income are dividends and fees from its subsidiaries. Subject to the preferential rights of the holders of the preferred stock of AGLC (and AGLC Junior Stock as defined below (if any) ranking as to dividends ahead of the common stock of
AGLC) to receive full cumulative dividends, both past and current, and the restrictions set forth below, AGL Resources, as the holder of all of the outstanding shares of the common stock of AGLC, is entitled to receive such dividends as may be declared by the Board of Directors of AGLC out of funds legally available therefor. AGLC's Articles of Incorporation impose restrictions on the payment of dividends (except a dividend in common stock of AGLC or in any class of stock ranking junior to the preferred stock of AGLC as to dividends or assets (the "AGLC Junior Stock")) unless AGLC attains certain earnings levels or maintains certain capitalization ratios. Under the most restrictive of these provisions, all of AGLC's retained earnings were free of such restrictions and available for the payment of dividends at June 30, 1997. Retained earnings of AGLC at June 30, 1997 were $86.0 million. See "Description of Exchange Guarantee--Status of the Exchange Guarantee" and "Description of Exchange Junior Subordinated Debentures--General" and "--Subordination."

         The ability of the Trust to pay amounts due on the Capital Securities is solely dependent upon AGL Resources making payments on the Junior Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX AND MARKET CONSIDERATIONS

         So long as no Debenture Event of Default shall have occurred and be continuing, AGL Resources will have the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate of 8.17% per annum, compounded semi-annually), from the relevant payment date for such Distributions during any such Extension Period.

         Prior to the termination of any such Extension Period, AGL Resources may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon at the annual rate of 8.17%, compounded semi-annually, to the extent permitted by applicable law), AGL Resources may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that AGL Resources may elect to begin an Extension Period. See "Description of Exchange Capital Securities--Distributions" and "Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date."

         AGL Resources has no current intention to exercise its right to defer payments of interest on the Junior Subordinated Debentures. Should, however, AGL Resources exercise its right to defer payments of interest on the Junior Subordinated Debentures, each holder of Trust Securities will be required to accrue income(as OID) in respect of the deferred stated interest allocable to its Trust Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of Trust Securities. As a result, each such holder of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions thereafter. See "Certain Federal Income Tax Consequences-- Interest Income and Original Issue Discount" and "--Sales of Capital Securities."

         Should AGL Resources elect to exercise its right to defer payments of interest on the Junior Subordinated Debentures in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, merely as a result of the existence of AGL Resources' right to defer payments of interest on the Junior Subordinated Debentures, the market price of the Capital Securities may be more volatile than the market prices of other securities that are not subject to such deferrals.

SPECIAL EVENT REDEMPTION; POSSIBLE TAX LAW CHANGES AFFECTING THE CAPITAL SECURITIES

         Upon the occurrence and continuation of a Tax Event or an Investment Company Act Event (each as defined under "Description of Exchange Junior Subordinated Debentures--Special Event Prepayment"), AGL Resources will have the right to prepay the Junior Subordinated Debentures in whole (but not in part) at the Special Event Prepayment Price prior to June 1, 2007 and within 90 days following the occurrence of such Tax Event or Investment Company Act Event and therefore cause a mandatory redemption of the Trust Securities at the Special Event Redemption Price.

See "Description of Exchange Capital Securities--Redemption."

         On March 19, 1996, President Clinton proposed certain tax law changes that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations issued on or after December 7, 1995 (the "1996 Proposed Legislation") if such debt obligations have (i) a weighted average maturity in excess of 40 years, or (ii) a maximum term in excess of 20 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. Neither the 1996 Proposed Legislation nor similar legislation was enacted during the 104th Congress. On February 6, 1997, President Clinton proposed in the administration's fiscal year 1998 budget certain new tax changes (the "1997 Proposed Legislation") that would, among other things, generally deny corporate issuers a deduction for interest or OID in respect of certain debt obligations if such debt obligations have a maximum term in excess of 15 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. On August 5, 1997, President Clinton signed the Taxpayer Relief Act of 1997, which enacted into law certain provisions of the 1997 Proposed Legislation. The Taxpayer Relief Act of 1997 does not contain any provision that would affect AGL Resources' ability to deduct interest payable on the Junior Subordinated Debentures.

However, there can be no assurance that other legislation enacted after the date hereof will not adversely affect the ability of AGL Resources to deduct the interest payable on the Junior Subordinated Debentures. There can be no assurance, therefore, that a Tax Event will not occur. A Tax Event would permit AGL Resources to cause a redemption of the Capital Securities before June 1, 2007.

TAX AND MARKET RISKS OF REDEMPTION OR EXCHANGE OF CAPITAL SECURITIES FOR JUNIOR SUBORDINATED DEBENTURES

         AGL Resources has the right at any time to dissolve, wind-up, or terminate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in exchange therefor in liquidation of the Trust. AGL Resources will have the right, in certain circumstances, to redeem the Junior Subordinated Debentures, in whole or in part, in lieu of a distribution of the Junior Subordinated Debentures by the Trust, in which event the Trust will redeem the Trust Securities on a pro rata basis to the same extent as the Junior Subordinated Debentures are redeemed by AGL Resources.

         Under current United States federal income tax law, a distribution of Junior Subordinated Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Capital Securities. If, however, the Trust is characterized as an association taxable as a corporation at the time of the dissolution of the Trust, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Capital Securities. Moreover, upon the occurrence of a Tax Event, a dissolution of the Trust in which holders of the Capital Securities receive cash may be a taxable event to such holders. See "Certain Federal Income Tax Consequences--Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

         There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debentures distributed to the holders of Capital Securities if a termination of the Trust were to occur. Accordingly, the Capital Securities or the Junior Subordinated Debentures may trade at a discount from the price that the investor paid to purchase the Capital Securities. Because holders of Capital Securities may receive Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of Exchange Junior Subordinated Debentures."

RIGHTS UNDER THE GUARANTEE

         The Bank of New York will act as Guarantee Trustee and will hold the Guarantee for the benefit of the holders of the Capital Securities. The Bank of New York will also act as Property Trustee under the Declaration of Trust and as Indenture Trustee under the Indenture. The Bank of New York (Delaware) will act as Delaware Trustee under the Declaration of Trust. The Guarantee will guarantee to the holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand legally and immediately available therefor, (ii) the applicable Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand legally and immediately available therefor, and (iii) upon a voluntary or involuntary termination and liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand legally and immediately available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities upon a termination and liquidation of the Trust (collectively, the "Guarantee Payments"). If an event of default under the Guarantee has occurred and is continuing, no Guarantee Payments under the Common Securities Guarantee may be made until the holders of the Capital Securities shall be paid the Guarantee Payments in full. The holders of a majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee. Any holder of the Capital Securities may institute a legal proceeding directly against AGL Resources to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other Person or entity. If AGL Resources defaults on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust will not have sufficient funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities will not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of AGL Resources to pay principal of (or premium, if any) or interest on the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against AGL Resources for enforcement of payment to such holder of the principal of (or premium, if any) or interest on such Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). Notwithstanding any payments made to a holder of Capital Securities by AGL Resources in connection with a Direct Action, AGL Resources shall remain obligated to pay the principal of (and premium, if any) and interest on the Junior Subordinated Debentures, and AGL Resources shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by AGL Resources to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or to assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Exchange Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities," "Description of Exchange Junior Subordinated Debentures--Debenture Events of Default," and "Description of Exchange Guarantee." The Declaration of Trust provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Indenture.

LIMITED VOTING RIGHTS

         Holders of Capital Securities generally have limited voting rights relating only to the modification of the Capital Securities, the termination or liquidation of the Trust, and the exercise of the Trust's rights as holder of Junior Subordinated Debentures. Holders of Capital Securities are not entitled to vote to appoint, remove, or replace the Property Trustee or the Delaware Trustee, and such voting rights are vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herein. Holders of Capital Securities are not entitled to appoint, remove or replace Administrative Trustees as such right is vested exclusively in the holder(s) of the Common Securities. See "Description of Exchange Capital Securities--Voting Rights; Amendment of the Declaration of Trust" and "--Removal of Trustees."

CONSEQUENCES OF A FAILURE TO EXCHANGE ORIGINAL CAPITAL SECURITIES

         The Original Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold, or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Original Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Original Capital Securities which remain outstanding will not be entitled to any rights to have such Original Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). AGL Resources and the Trust do not intend to register under the Securities Act any Original Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected.

         The Exchange Capital Securities and any Original Capital Securities that remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration of Trust. See "Description of Exchange Capital Securities--Voting Rights; Amendment of the Declaration of Trust."

         The Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by November 8, 1997 and declared effective by December 28, 1997, the Distribution Rate borne by the Original Capital Securities will increase by 0.25% per annum until such registration statement has been filed or declared effective, as the case may be. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution Rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Original Securities."

ABSENCE OF PUBLIC MARKET

         The Original Capital Securities were issued to, and AGL Resources believes such securities are currently owned by, a relatively small number of beneficial owners. The Original Capital Securities have not been registered under the Securities Act and will be subject to transfer restrictions (including a limitation on transfer to only blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities)) if they are not exchanged for the Exchange Capital Securities. Although the Exchange Capital Securities may be resold or otherwise transferred by the holders (who are not affiliates of AGL Resources or the Trust) without compliance with the registration requirements under the Securities Act, there is no existing market for the Exchange Capital Securities and there can be no assurance as to the liquidity of any markets that may develop for the Exchange Capital Securities, the ability of the holders to sell their Exchange Capital Securities or at what price holders of the Exchange Capital Securities will be able to sell their Exchange Capital Securities. Future trading prices of the Exchange Capital Securities will depend on many factors including, among other things, prevailing interest rates, AGL Resources' operating results, and the market for similar securities. Depending on these and other factors, the Exchange Capital Securities may trade at a discount. The Initial Purchasers have informed the Trust and AGL Resources that the Initial Purchasers intend to make a market in the Capital Securities. However, the Initial Purchasers are not obligated to do so and any such market making activity may be terminated at any time without notice to the holders of the Capital Securities. If an active public market does not develop, the market price and liquidity of the Exchange Capital Securities may be adversely affected. In addition, such market making activity will be subject to the limits of the Securities Act and may be limited during the pendency of the Exchange Offer Registration Statement (as defined herein).

EXCHANGE OFFER PROCEDURES

         Issuance of the Exchange Capital Securities in exchange for Original Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Original Capital Securities, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Original Capital Securities desiring to tender such Original Capital Securities in exchange for Exchange Capital Securities should allow sufficient time to ensure timely delivery. Neither AGL Resources nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of Original Capital Securities for exchange.

                               AGL RESOURCES INC.

GENERAL

         AGL Resources is a Georgia corporation incorporated on November 27, 1995, for the primary purpose of becoming the holding company for AGLC, a natural gas distribution utility, and its subsidiaries including AGLC's wholly owned natural gas utility subsidiary, Chattanooga Gas, and AGL Resources' nonregulated subsidiaries: AGL Energy Services, Inc.; AGL Investments, Inc.; AGL Resources Service Company; and The Energy Spring, Inc. AGL Energy Services, Inc. has one nonregulated subsidiary, Georgia Gas Company. AGL Investments, Inc. has seven nonregulated subsidiaries: AGL Propane, Inc.; Georgia Energy Company; AGL Energy Wise Services, Inc.; AGL

Consumer Services, Inc.; AGL Gas Marketing, Inc.; AGL Power Services, Inc.; and Trustees Investments, Inc. Unless noted specifically or otherwise required by the context, references to AGLC include the operations and activities of AGLC and Chattanooga Gas.

         AGL Resources' principal business is the distribution of natural gas to customers in central, northwest, northeast and southeast Georgia and the Chattanooga, Tennessee area through its natural gas distribution subsidiary, AGLC. AGLC's major service area is the ten county metropolitan Atlanta area. Metropolitan Atlanta has an estimated population of three million, constituting approximately 40% of the total population of Georgia. Approximately 66% of AGLC's customers are located in the Atlanta metropolitan area. These customers consume 45% of the natural gas sold and transported and provide approximately 61% of the gas revenues of AGLC. AGLC's other principal service areas in Georgia are the Athens, Augusta, Brunswick, Macon, Rome, Savannah and Valdosta areas. During the twelve months ended June 30, 1997, AGLC supplied natural gas service to an average of approximately 1.4 million customers in Georgia including 497 centrally metered customers serving 48,835 apartment units. AGLC provides natural gas service in 235 cities and surrounding areas in Georgia. In addition to AGLC's service areas in Georgia, natural gas service was supplied by Chattanooga Gas to an average of approximately 53,200 customers in Chattanooga and Cleveland, Tennessee, and surrounding portions of Hamilton County and Bradley County, Tennessee during the twelve months ended June 30, 1997. All of AGLC's natural gas service area is certificated by the Georgia Public Service Commission ("Georgia Commission") and the Tennessee Regulatory Authority ("TRA"), formerly the Tennessee Public Service Commission.

         During the twelve months ended June 30, 1997, AGLC added approximately 33,700 customers, based on 12- month average calculations, representing an increase over the prior year of approximately 2.4%. Substantially all of this growth was in the residential and small commercial service categories.

         AGL Resources engages in nonregulated business activities through its wholly owned subsidiaries, AGL Energy Services, Inc., a gas supply services company; AGL Investments, Inc., a subsidiary established to develop and manage certain nonregulated businesses; The Energy Spring, Inc., a retail energy marketing company; and their subsidiaries.

         The principal executive offices of AGL Resources are located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, and the telephone number is
(404) 584-9470.

         AGL Resources' primary business of gas distribution through AGLC is highly seasonal in nature and heavily dependent on weather because of the substantial use of gas for heating purposes. However, the Georgia Commission and the TRA have authorized the implementation of weather normalization adjustment riders, which are designed to offset the impact that either unusually cold or unusually warm weather has on operating margin, earnings and cash flow and are designed to stabilize operating margin and earnings at the levels which would occur with normal weather.

RECENT DEVELOPMENTS

         The 1997 session of the Georgia General Assembly passed legislation which provides a legal framework for comprehensive deregulation of many aspects of the natural gas business in Georgia. Senate Bill 215, the Natural Gas Competition and Deregulation Act, which became law on April 14, 1997, if implemented by AGLC with respect to its system, would result in the application of an alternative form of regulation, such as performance based regulation, to AGLC. Pursuant to a separate election, AGLC, as an electing distribution company, could choose to exit the merchant function and fully unbundle its system.

         Senate Bill 215 provides for a transition period leading to a condition of effective competition in the natural gas markets. An electing distribution company would unbundle all services to its natural gas customers, assign firm delivery capacity to certificated marketers selling the gas commodity, and create a secondary transportation market for interruptible transportation capacity. Marketers, including unregulated affiliates of AGLC, would compete to sell natural gas to all customers at market-based prices. AGLC would continue to provide intrastate transportation of the gas to end users through its existing system, subject to continued rate regulation by the Georgia Commission. In addition, the Georgia Commission would continue to regulate safety, access and quality of service pursuant to an alternative form of regulation.

         The law provides for marketer standards and rules of business practice to ensure that the benefits of a competitive natural gas market are available to all customers on the AGLC system. It imposes an obligation to serve on marketers with a corresponding universal service fund which can also facilitate the extension of AGLC facilities in order to serve the public interest.

         In order to implement the new law, the Georgia Commission must undertake and complete several rulemakings by December 31, 1997. As the process of considering and adopting these rules progresses, the extent of and schedule for actions under the legislation by AGLC will evolve further.

         Currently, in accordance with Statement of Financial Accounting Standard No. 71, "Accounting for the Effects of Certain types of Regulation," ("SFAS 71"), AGLC has recorded regulatory assets and liabilities which represent regulator-approved deferrals resulting from the ratemaking process. Recently, the staff of the Commission has questioned the continued applicability of SFAS 71 to portions of the business of three California utilities, as a result of legislation recently enacted in California. The Emerging Issues Task Force ("EITF") held discussions of this issue at its July 1997 meeting. The EITF concluded that once legislation is passed to deregulate a segment of a utility and that legislation includes sufficient detail for the enterprise to determine how the transition plan will affect that segment, SFAS 71 should be discontinued for that segment of the utility. The State of Georgia has enacted legislation (Senate Bill 215) which allows deregulation of the merchant function and unbundling of certain ancillary services of local gas distribution companies. Each local gas company within the state may elect to be subject to Senate Bill 215 or continue to be regulated in the traditional manner. Under either scenario, the rates to transport natural gas through the intrastate pipe system of the local gas distribution company will be regulated by the Georgia Commission. Since the activities associated with AGLC's SFAS 71 regulatory assets and liabilities continue to be regulated, AGLC has concluded that the continued application of SFAS 71 remains appropriate.

                                 USE OF PROCEEDS

         Neither AGL Resources nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities and the Exchange Guarantee offered hereby. In consideration for issuing the Exchange Capital Securities in exchange for the Original Capital Securities as described in this Prospectus, the Trust will receive Original Capital Securities in like Liquidation Amount. The Original Capital Securities surrendered in exchange for the Exchange Capital Securities will be retired and cancelled.

         The gross proceeds to the Trust from the offering of the Original Capital Securities, $75,000,000, were invested by the Trust in the Original Junior Subordinated Debentures. AGL Resources used approximately $36 million of the net proceeds from the sale of the Original Junior Subordinated Debentures to reduce short-term debt and intends to use the balance for general corporate purposes, which may include, but not be limited to, investments in and advances to AGL Resources' subsidiaries and the redemption of AGLC's outstanding preferred securities. The precise amount and timing of the application of such net proceeds used for such corporate purposes will depend on the funding requirements and the availability of other funds to AGL Resources and its subsidiaries. Pending such application, AGL Resources has invested the balance of the net proceeds in short-term interest bearing securities.

                       SUMMARY CONSOLIDATED FINANCIAL DATA

         The summary below should be read in connection with the financial information included in AGL Resources' 1996 Annual Report on Form 10-K and the Quarterly Report on Form 10-Q for the quarter ended June 30, 1997. Unaudited data for the twelve months ended June 30, 1997 reflects, in the opinion of management of AGL Resources, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data.

            SUMMARY CONSOLIDATED FINANCIAL AND OPERATING INFORMATION
               (DOLLARS IN MILLIONS EXCEPT FOR PER SHARE AMOUNTS)


                                            TWELVE MONTHS        YEAR ENDED SEPTEMBER 30,
                                            ENDED JUNE 30,   -------------------------------
                                                1997         1996          1995         1994
                                                ----         ----          ----         ----
STATEMENT OF INCOME DATA:
     Operating Revenues ..................... $1,267.3     $1,220.2    $ 1,063.0   $ 1,199.9
     Operating Margin (1)....................    518.0        499.9        491.2       463.1
     Dividends on Preferred Stock of
       Majority Owned Subsidiaries ..........      4.8          4.4          4.4         4.5
     Net Income .............................     77.9         75.6         26.4        58.7
     Earnings Per Share of Common Stock......     1.40         1.37         0.50        1.17
     Ratio of Earnings to Fixed Charges (2)..     3.02         3.08         1.75        2.66

BALANCE SHEET DATA (PERIOD END):
     Total Assets ........................... $1,876.5     $1,824.7    $ 1,674.6   $ 1,642.9
     Long-Term Obligations, including
       current portion (3) ..................    640.3        610.3        610.3       625.3

OPERATING DATA:
     Gas Sold and Transported (Therms in
     millions):
       Sold .................................  1,812.7      2,153.2      1,896.8     1,906.8
       Transported ..........................    934.9        738.7        722.8       697.4
                                              --------     --------    ---------   ---------
       Total.................................  2,747.6      2,891.9      2,619.6     2,604.2
                                              ========     ========    =========   =========
     Total Utility Customers (Average, in
       thousands)............................  1,418.6      1,394.5      1,353.0     1,315.7

---------

(1)  Operating revenues less cost of gas.
(2) The ratio of earnings to fixed charges in fiscal 1993 and 1992 was 2.49 and 2.54, respectively. The ratio of earnings to fixed charges was computed by dividing the sum of income before income taxes plus fixed charges, by fixed charges. Fixed charges consist of interest expense, amortization of debt discount and deferred financing costs, capitalized interest, the estimated interest component of rentals charged to income and preferred stock dividends of majority owned subsidiaries, increased to an amount representing the pre-tax earnings which would be required to cover such preferred stock dividend requirements.
(3) On August 15, 1997, AGLC redeemed $14.3 million of its outstanding preferred stock.

                                AGL CAPITAL TRUST

         The Trust is a statutory business trust formed under Delaware law pursuant to (i) the Declaration of Trust executed by AGL Resources, as Sponsor, The Bank of New York (Delaware), as Delaware Trustee, The Bank of New York, as Property Trustee, and the Administrative Trustees named therein, and (ii) the filing of a Certificate of Trust with the Delaware Secretary of State on June 6, 1997. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of Trust Securities to acquire the Junior Subordinated Debentures, and (iii) except as otherwise limited by the Declaration of Trust engaging in only those other activities necessary, advisable, or incidental thereto. Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities are owned by AGL Resources.

         The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an event of default under the Declaration of Trust, the rights of AGL Resources as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Exchange Capital Securities--Subordination of Common Securities." AGL Resources has acquired Common Securities in a Liquidation Amount equal to 3% of the total capital of the Trust. The Trust has a term of 40 years, but may terminate earlier as provided in the Declaration of Trust. The Trust's business and affairs are conducted by the Trustees, each appointed by AGL Resources as holder of the Common Securities.

         The Trustees for the Trust are The Bank of New York, as the Property Trustee, The Bank of New York (Delaware), as the Delaware Trustee, and three individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with AGL Resources (collectively, the "Trustees"). The Bank of New York, as Property Trustee, acts as sole debenture trustee under the Declaration of Trust. The Bank of New York acts as debenture trustee under the Guarantee and the Indenture. See "Description of Exchange Guarantee" and "Description of Exchange Junior Subordinated Debentures." The holder of the Common Securities of the Trust or, if an Event of Default under the Declaration of Trust has occurred and is continuing, the holders of a majority in Liquidation Amount of the Capital Securities, will be entitled to appoint, remove, or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove, or replace the Administrative Trustees; such voting rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each Trustee are governed by the Declaration of Trust and the Delaware Business Trust Act. AGL Resources has and will continue to pay all fees, expenses, debts, and obligations (other than the Trust Securities) related to the Trust and the Exchange Offer, subject to limitations contained herein, and has and will continue to pay, directly or indirectly, all ongoing costs, expenses, and liabilities of the Trust. The principal executive office of the Trust is c/o AGL Resources Inc., 303 Peachtree Street, N.E., Atlanta, Georgia 30308.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

          In connection with the sale of the Original Capital Securities, AGL Resources and the Trust entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which AGL Resources and the Trust agreed to file and to use their reasonable efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Original Capital Securities for capital securities with terms identical in all material respects to the terms of the Original Capital Securities. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

         The Exchange Offer is being made to satisfy the contractual obligations of AGL Resources and the Trust under the Registration Rights Agreement. The form and terms of the Exchange Capital Securities are the same as the form and terms of the Original Capital Securities except that the Exchange Capital Securities have been registered under the

Securities Act and will not be subject to certain restrictions on transfer applicable to the Original Capital Securities, and will not provide for any increase in the Distribution Rate thereon. In that regard, the Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by November 8, 1997 and declared effective by December 28, 1997, then commencing on the day after either such date, as liquidation damages, additional interest (the "Additional Interest") shall accrue on the principal amount of the Original Junior Subordinated Debentures, and corresponding additional distributions (the "Additional Distributions") shall accumulate on the Liquidation Amount of the Trust Securities, each at a rate of 0.25% per annum until such registration statement is filed or declared effective, as the case may be. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution Rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Exchange Capital Securities."

          The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Original Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction. AGL Resources and the Trust have taken action in some, but not all, states and other jurisdictions to comply with the securities or blue sky laws of such states and jurisdictions. A list of states and other jurisdictions for which AGL Resources and the Trust has taken action to comply is available upon request by contacting AGL Resources Inc., 303 Peachtree Street, N.E., Atlanta, Georgia 30308; Attention Pamela J. Anthony. AGL Resources' telephone number at such address is (404) 584-9470.

         Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any Person in whose name the Original Capital Securities are registered on the books of the Trust or any other Person who has obtained a properly completed bond power from the registered holder, or any Person whose Original Capital Securities are held of record by The Depository Trust Company ("DTC") who desires to deliver such Original Capital Securities by book-entry transfer at DTC.

          Pursuant to the Exchange Offer, AGL Resources will exchange as soon as practicable after the date hereof, the Original Guarantee for the Exchange Guarantee and the Original Junior Subordinated Debentures, in an amount corresponding to the Original Capital Securities accepted for exchange, for a like aggregate principal amount of the Exchange Junior Subordinated Debentures. The Exchange Guarantee and Exchange Junior Subordinated Debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER

          The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to 75,000 Exchange Capital Securities for a like number of Original Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, up to 75,000 of Exchange Capital Securities in exchange for a like number of outstanding Original Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Original Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof; provided that if any holder tenders in part Original Capital Securities, the Liquidation Amount of the untendered Original Capital Securities must not be less than $100,000 (100 Original Capital Securities).

         The Exchange Offer is not conditioned upon any minimum number of Original Capital Securities being tendered. As of the date of this Prospectus, 75,000 Original Capital Securities are outstanding.

         Holders of Original Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Original Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Declaration of Trust, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Exchange Capital Securities."

         If any tendered Original Capital Securities are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Original Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

         Holders who tender Original Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Original Capital Securities in connection with the Exchange Offer. AGL Resources will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

         NEITHER AGL RESOURCES, THE BOARD OF DIRECTORS OF AGL RESOURCES NOR ANY TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF ORIGINAL CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF ORIGINAL CAPITAL SECURITIES MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF ORIGINAL CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDERS' OWN FINANCIAL POSITIONS AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

         The term "Expiration Date" means 5:00 p.m., New York City time, on ___________, 1997 unless the Exchange Offer is extended by AGL Resources or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

         AGL Resources and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Original Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) if the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Original Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Original Capital Securities to withdraw their tendered Original Capital Securities as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by AGL Resources and the Trust to constitute a material change, or if AGL Resources and the Trust waive a material condition of the Exchange Offer, AGL Resources and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the Original Capital Securities, and AGL Resources and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

         Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which AGL Resources and the Trust may choose to make any public announcement and subject to applicable law, AGL Resources and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE CAPITAL SECURITIES

         Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, Exchange Capital Securities for Original Capital Securities validly tendered and not withdrawn promptly after the Expiration Date.

         In all cases, delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of
(i) Original Capital Securities or a book-entry confirmation of a book-entry transfer of Original Capital Securities into the Exchange Agent's account at DTC, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal.

         The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Original Capital Securities into the Exchange Agent's account at DTC.

         Subject to the terms and conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Original Capital Securities validly tendered and not withdrawn as, if, and when the Trust gives oral or written notice to the Exchange Agent of the Trust's acceptance of such Original Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of Original Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Original Capital Securities, Letters of Transmittal and related documents and transmitting Exchange Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Original Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Original Capital Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Original Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Original Capital Securities and such Original Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

         Pursuant to the Letter of Transmittal, a holder of Original Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign, and transfer Original Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Original Capital Securities, free and clear of all liens, restrictions, charges, and encumbrances, and the Original Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Original Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING ORIGINAL CAPITAL SECURITIES

         VALID TENDER. Except as set forth below, in order for Original Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent," and either (i) tendered Original Capital Securities must be received by the Exchange Agent, or (ii) such Original Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

         If less than all of the Original Capital Securities are tendered, a tendering holder should fill in the amount of Original Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Original Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

         THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND

DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

          BOOK-ENTRY TRANSFER. The Exchange Agent will establish an account with respect to the Original Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Original Capital Securities by causing DTC to transfer such Original Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Original Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

         DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

         SIGNATURE GUARANTEES. Certificates for the Original Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Original Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Original Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein):
(i) a bank; (ii) a broker, dealer, municipal securities broker or dealer, or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association, or clearing agency; or
(v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instructions 1 and 2 to the Letter of Transmittal.

         GUARANTEED DELIVERY. If a holder desires to tender Original Capital Securities pursuant to the Exchange Offer and the certificates for such Original Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Original Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

                  (a) such tenders are made by or through an Eligible
Institution;

                  (b) properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

                  (c) the certificates (or a book-entry confirmation) representing all tendered Original Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

         The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

         Notwithstanding any other provision hereof, the delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Original Capital Securities, or of a book-entry confirmation with respect to such Original Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Original Capital Securities, book-entry confirmations with respect to Original Capital Securities and other required documents are received by the Exchange Agent.

         The Trust's acceptance for exchange of Original Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

         DETERMINATION OF VALIDITY. All questions as to the form of documents, validity, eligibility (including time of receipt), and acceptance for exchange of any tendered Original Capital Securities will be determined by AGL Resources and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. AGL Resources and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to AGL Resources and the Trust, be unlawful. AGL Resources and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Original Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

         The interpretation by AGL Resources and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Original Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither AGL Resources, the Trust, any affiliates or assigns of AGL Resources or the Trust, the Exchange Agent, nor any other Person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

         If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other Person acting in a fiduciary or representative capacity, such Person should so indicate when signing, and unless waived by AGL Resources and the Trust, proper evidence satisfactory to AGL Resources and the Trust, in their sole discretion, of such Person's authority to so act must be submitted.

         A beneficial owner of Original Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company, or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF EXCHANGE CAPITAL SECURITIES

         The Trust is making the Exchange Offer for the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither AGL Resources nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, AGL Resources and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold, and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any Person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of AGL Resources or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer, and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

         Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of AGL Resources or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any Person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. In addition, AGL Resources and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to AGL Resources and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, AGL Resources and the Trust believe that Participating Broker-Dealers who acquired Original Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, AGL Resources and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 180 days after the Expiration Date (subject to extension under certain limited circumstances described below) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify AGL Resources or the Trust, or cause AGL Resources or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of AGL Resources or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

         In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from AGL Resources or the Trust of the occurrence of any event or the discovery of (i) any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or (ii) any fact which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading, or (iii) of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until AGL Resources or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or AGL Resources or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If AGL Resources or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which AGL Resources or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

         Except as otherwise provided herein, tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

         In order for a withdrawal to be effective, a written, telegraphic, telex, or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Original Capital Securities to be withdrawn, the aggregate principal amount of Original Capital Securities to be withdrawn, and (if certificates for such Original Capital Securities have been tendered) the name of the registered holder of the Original Capital Securities as set forth on the Original Capital Securities, if different from that of the person who tendered such Original Capital Securities. If Original Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Original Capital Securities, the tendering holder must submit the serial numbers shown on the particular Original Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Original Capital Securities tendered for the account of an Eligible Institution. If Original Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Original Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Original Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex, or facsimile transmission. Withdrawals of tenders of Original Capital Securities may not be rescinded. Original Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Original Capital Securities."

         All questions as to the validity, form, and eligibility (including time of receipt) of such withdrawal notices will be determined by AGL Resources and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. Neither AGL Resources, the Trust, any affiliates or assigns of AGL Resources or the Trust, the Exchange Agent, nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Original Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON EXCHANGE CAPITAL SECURITIES

         Distributions on each Exchange Capital Security will accrue from the last date on which a Distribution was paid on the Original Capital Security tendered in exchange therefor, or, if no Distribution has been paid on such Original Capital Security, from the date of original issuance of the Original Capital Securities (the "Issue Date"). Holders of Original Capital Securities whose Original Capital Securities are accepted for exchange will not receive Distributions on such Original Capital Securities and will be deemed to have waived the right to receive any Distributions on such Original Capital Securities from the last date upon which a Distribution was paid on the Original Capital Securities, or, if no Distribution has been paid on such Original Capital Security, from the Issue Date.

CONDITIONS TO THE EXCHANGE OFFER

         Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, AGL Resources and the Trust will not be required to accept for exchange, or to exchange, any Original Capital Securities for any Exchange Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

                  (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Original Capital Securities to be offered for resale, resold, and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of AGL Resources or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Capital Securities; or

                  (b) any law, statute, rule, or regulation shall have been adopted or enacted which, in the judgment of AGL Resources or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

                  (c) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement, or proceedings shall have been initiated or, to the knowledge of AGL Resources or the Trust, threatened for that purpose, or any governmental approval has not been obtained, which approval AGL Resources or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

                  (d) AGL Resources shall receive an opinion of counsel experienced in such matters to the effect that as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced or made effective on or after the Issue Date, there is more than an insubstantial risk that (a) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to all or part of the income received or accrued on the Junior Subordinated Debentures, (b) interest payable by AGL Resources on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by AGL Resources, in whole or in part, for United

States federal income tax purposes, or (c) the Trust is, or will be within 90 days of the date of such opinion, subject or more than a de minimis amount of other taxes, duties or other governmental charges.

         If AGL Resources or the Trust determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, AGL Resources or the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Original Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

         The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

                          By Hand or Overnight Delivery:
                               The Bank of New York
                                101 Barclay Street
                   Corporate Trust Services Window, Ground Level
                             New York, New York 10286
                         Attention: Enrique Lopez - 7 East
                                    Reorganization Section

                         By Registered or Certified Mail:
                               The Bank of New York
                            101 Barclay Street - 7 East
                             New York, New York 10286
                             Attention: Enrique Lopez
                                        Reorganization Section

                               Confirm By Telephone:
                                  (212) 815-2742
                             Facsimile Transmissions:
                           (ELIGIBLE INSTITUTIONS ONLY)
                                  (212) 815-6339

         Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

         AGL Resources has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. AGL Resources will also pay brokerage houses and other custodians, nominees, and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Original Capital Securities, and in handling or tendering for their customers.

         Holders who tender their Original Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Original Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

         Neither AGL Resources nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the Exchange Offer.

                       DESCRIPTION OF EXCHANGE SECURITIES

         The terms of the Original Securities are identical in all material respects to the Exchange Securities, except that (i) the Original Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the Exchange Capital Securities will not contain the $100,000 minimum Liquidation Amount transfer restriction and certain other restrictions on transfer applicable to Original Capital Securities, (iii) the Exchange Capital Securities will not provide for any increase in the Distribution Rate thereon, and (iv) the Exchange Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. The Original Securities provide that, in the event that a registration statement relating to the Exchange Offer has not been filed by November 8, 1997 and been declared effective by December 28, 1997, or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Original Capital Securities is not declared effective by the time required by the Registration Rights Agreement, then liquidated damages will accrue at the rate of 0.25% per annum on the principal amount of the Original Junior Subordinated Debentures and Distributions will accrue at the rate of 0.25% per annum on the Liquidation Amount of the Original Capital Securities, for the period from the occurrence of such event until such time as such registration statement has been filed or declared effective, as the case may be. The Exchange Securities are not, and upon consummation of the Exchange Offer the Original Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Original Capital Securities should review the information set forth under "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Exchange Capital Securities."

                   DESCRIPTION OF EXCHANGE CAPITAL SECURITIES

         The Exchange Capital Securities will represent preferred undivided beneficial interests in the assets of the Trust, and the holders thereof will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "--Subordination of Common Securities." The Declaration of Trust has been qualified by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the Capital Securities, the Common Securities and the Declaration of Trust does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration of Trust, including the definitions therein of certain terms.

GENERAL

         The Exchange Capital Securities will be limited to $75,000,000 aggregate Liquidation Amount at any one time outstanding, less the aggregate Liquidation Amount of any Original Capital Securities that are not properly tendered for exchange in the Exchange Offer. The Exchange Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The Exchange Guarantee will not guarantee payment of Distributions or amounts payable on redemption of the Exchange Capital Securities or liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. See "Description of Exchange Guarantee."

DISTRIBUTIONS

         Distributions on the Exchange Capital Securities will be cumulative, will accumulate from the last date on which a Distribution was paid on the Original Capital Security tendered in exchange therefor, or if no Distribution has been paid on such Original Capital Security, from the Issue Date (June 11, 1997), and will be payable semi-annually in arrears on June 1 and December 1 of each year, at the annual Distribution Rate of 8.17% of the Liquidation Amount to the holders of record of the Exchange Capital Securities on the May 15 or November 15 immediately preceding such date. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve

30-day months. In the event that any Distribution Date on which Distributions are payable on the Exchange Capital Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed.

         So long as no Debenture Event of Default shall have occurred and be continuing, AGL Resources will have the right under the Indenture to defer the payment of interest on the Exchange Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. Upon any such election, semi-annual Distributions on the Exchange Capital Securities will be deferred by the Trust during any such Extension Period. Distributions to which holders of the Exchange Capital Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 8.17% thereof, compounded semi-annually from the relevant Distribution Date. The term "Distributions," as used herein, shall include any such additional Distributions.

         Prior to the termination of any such Extension Period, AGL Resources may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, AGL Resources may elect to begin a new Extension Period. AGL Resources must give the Property Trustee, the Administrative Trustees, and the Indenture Trustee notice of its election of any such Extension Period at least five Business Days prior to the earlier of (i) the date the Distributions on the Exchange Capital Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or quotation system or to holders of such Exchange Capital Securities of the record date or the date such Distributions are payable but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that AGL Resources may elect to begin an Extension Period. See "Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

         During any such Extension Period, AGL Resources may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of AGL Resources' capital stock (which includes common and preferred stock) or (ii) make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities of AGL Resources (including Other Debentures) that rank pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by AGL Resources of the debt securities of any subsidiary of AGL Resources (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants, or rights to subscribe for or purchase shares of, common stock of AGL Resources, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) the purchase of fractional shares resulting from a reclassification of AGL Resources' capital stock, (e) the exchange or conversion of one class, or series of AGL Resources' capital stock for another class or series of AGL Resources' capital stock, and (f) the purchase of fractional interests in shares of AGL Resources' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

         Although AGL Resources may in the future exercise its option to defer payments of interest on the Exchange Junior Subordinated Debentures, AGL Resources has no such current intention.

         The revenue of the Trust available for distribution to holders of the Exchange Capital Securities will be limited to payments under the Junior Subordinated Debentures in which the Trust has invested the proceeds from the issuance and sale of the Trust Securities. See "Description of Exchange Junior Subordinated Debentures--General." If AGL Resources does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities, including the Exchange Capital Securities. The payment of Distributions (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be guaranteed by AGL Resources on a limited basis as set forth herein under "Description of Exchange Guarantee."

REDEMPTION

         Upon the repayment on the Stated Maturity Date or prepayment prior to the Stated Maturity Date of the Junior Subordinated Debentures, the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the Junior Subordinated Debentures on the Stated Maturity Date, the Maturity Redemption Price (equal to the principal of, and accrued interest on, the Junior Subordinated Debentures), (ii) in the case of the optional prepayment of the Junior Subordinated Debentures prior to June 1, 2007 upon the occurrence and continuation of a Tax Event or an Investment Company Act Event, the Special Event Redemption Price (equal to the Special Event Prepayment Price in respect of the Junior Subordinated Debentures) and
(iii) in the case of the optional prepayment of the Junior Subordinated Debentures on or after June 1, 2007, the Optional Redemption Price (equal to the Optional Prepayment Price in respect of the Junior Subordinated Debentures). See "Description of Exchange Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

         "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Junior Subordinated Debentures upon the liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

REDEMPTION PROCEDURES

         If applicable, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Junior Subordinated Debentures. Any redemption of Capital Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price.

         If the Trust gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the Capital Securities held by DTC or its nominees, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. See "--Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Capital Securities will cease, except the right of the holders of the Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the Capital Securities will cease to be outstanding. In the event that any Redemption Date of Capital Securities is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by AGL Resources pursuant to the Exchange Guarantee as described under "Description of Exchange Guarantee," Distributions on Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid, in which case the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

         Subject to applicable law (including, without limitation, United States federal securities law), AGL Resources or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Capital Securities at its registered address. Unless AGL Resources defaults in payment of the applicable Prepayment Price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date, Distributions will cease to accrue on the Exchange Capital Securities called for redemption.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

         AGL Resources will have the right at any time to terminate the Trust and cause the Exchange Junior Subordinated Debentures to be distributed to the holders of the Exchange Capital Securities in liquidation of the Trust. Such right is subject to AGL Resources having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Exchange Capital Securities.

         The Trust shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of AGL Resources; (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if AGL Resources, as Sponsor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of AGL Resources, as Sponsor); (iii) redemption of all of the Trust Securities as described under "--Redemption"; (iv) expiration of the term of the Trust; or (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

         If a termination occurs as described in clause (i), (ii), (iv), or (v) above, the Trust shall be liquidated by the Trustees as soon as practicable after the receipt of any required regulatory approval by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "--Subordination of Common Securities."

         After the liquidation date is fixed for any distribution of Exchange Junior Subordinated Debentures to holders of the Exchange Capital Securities,
(i) the Exchange Capital Securities will no longer be deemed to be outstanding,
(ii) each registered global certificate, if any, representing Exchange Capital Securities and held by DTC or its nominee will receive a registered global certificate or certificates representing the Exchange Junior Subordinated Debentures to be delivered upon such distribution, and (iii) any certificates representing Exchange Capital Securities not held by DTC or its nominee will be deemed to represent Exchange Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Exchange Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Exchange Capital Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon AGL Resources will issue to such holder, and the Indenture Trustee will authenticate, a certificate representing such Exchange Junior Subordinated Debentures.

         Under current United States federal income tax law and interpretations and assuming, as expected, that the Trust is treated as a grantor trust, a distribution of the Exchange Junior Subordinated Debentures should not be a taxable event to holders of the Exchange Capital Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the Exchange Capital Securities. See "Certain Federal Income Tax Consequences--Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust." If AGL Resources elects neither to redeem the Exchange Junior Subordinated Debentures prior to maturity nor to liquidate the Trust and distribute the Exchange Junior Subordinated Debentures to holders of the Exchange Capital Securities, the Exchange Capital Securities will remain outstanding until the repayment of the Exchange Junior Subordinated Debentures.

         There can be no assurance as to the market prices for the Exchange Capital Securities or the Exchange Junior Subordinated Debentures that may be distributed in exchange for the Exchange Capital Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Exchange Capital Securities that an investor may receive in this Exchange Offer, or the Exchange Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Original Capital Securities exchanged for Exchange Capital Securities.

SUBORDINATION OF COMMON SECURITIES

         Payment of Distributions on, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

         In the case of any Debenture Event of Default, AGL Resources as holder of the Common Securities will be deemed to have waived any right to act with respect to such Debenture Event of Default until the effect of such Debenture Event of Default shall have been cured, waived, or otherwise eliminated. Until any such Debenture Event of Default has been so cured, waived, or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of AGL Resources as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

         An "Event of Default" under the Declaration of Trust is deemed to occur upon the occurrence of: (a) a Debenture Event of Default, (b) default by the Trust or the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; (c) default by the Trust or the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or (d) default in the performance, or breach, in any material respect, of any other covenant or warranty of the Trustees in the Declaration of Trust, and continuation of such default or breach for a period of 60 days after notice to the defaulting Trustee or Trustees. See "Description of Exchange Junior Subordinated Debentures--Debenture Events of Default."

         Within ten Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and AGL Resources, as Sponsor, unless such Event of Default shall have been cured or waived. AGL Resources, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a


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


certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration of Trust.

         If a Debenture Event of Default has occurred and is continuing, the Exchange Capital Securities shall have a preference over the Common Securities as described under "--Liquidation of the Trust and Distribution of Junior Subordinated Debentures" and "--Subordination of Common Securities."

REMOVAL OF TRUSTEES

         Unless a Debenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove, or replace the Administrative Trustees, which voting rights are vested exclusively in AGL Resources as the holder of the Common Securities. No resignation or removal of a Property Trustee or a Delaware Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration of Trust.

MERGER OR CONSOLIDATION OF TRUSTEES

         Any corporation into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which such Delaware or Property Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Delaware or Property Trustee, shall be the successor of such Delaware Trustee or Property Trustee under the Declaration of Trust, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS, OR REPLACEMENTS OF THE TRUST

         The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer, or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person or entity (collectively, where appropriate, a "Person"), except as described below. The Trust may, at the request of AGL Resources, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer, or lease its properties and assets as an entirety or substantially as an entirety to, a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption, and otherwise, (ii) AGL Resources expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated Debentures, (iii) in the case of substitutes for the Capital Securities, the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange, quotation system, or other organization on which the Capital Securities are then listed or quoted, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease does not adversely affect the rights, preferences, and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease, AGL Resources has received an opinion from independent counsel to the Trust experienced in such matters to the effect that
(a) such merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease,


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


neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) AGL Resources or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer, or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer, or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE DECLARATION OF TRUST

         Except as provided below and under "--Mergers, Consolidations, Amalgamations, or Replacements of the Trust" and "Description of Exchange Guarantee--Amendments and Assignment" and as otherwise required by law and the Declaration of Trust, the holders of the Exchange Capital Securities will have no voting rights.

         The Declaration of Trust may be amended from time to time by the Delaware Trustee or the Property Trustee, if affected by such amendment, or by the Administrative Trustees, without the consent of the holders of the Exchange Capital Securities (i) to cure any ambiguity, correct or supplement any provisions in the Declaration of Trust that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration of Trust, which shall not be inconsistent with the other provisions of the Declaration of Trust, or (ii) to modify, eliminate or add to any provisions of the Declaration of Trust to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities, and any amendments of the Trust shall become effective when notice thereof is given to the holders of the Trust Securities. The Declaration of Trust may be amended by the Administrative Trustees and AGL Resources (i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities, and (ii) upon receipt by the Administrative Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Administrative Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Declaration of Trust may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date. The Exchange Capital Securities and any Original Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration of Trust.

         So long as any Junior Subordinated Debentures are held by the Property Trustee, the Administrative Trustees shall not (i) direct the time, method, and place of conducting any proceeding for any remedy available to the Indenture Trustee, or executing any trust or power conferred on such Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive certain past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures, or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Capital Securities. The Administrative Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Administrative Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

         Any required approval of holders of Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Declaration of Trust.

         No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the Capital Securities in accordance with the Declaration of Trust.

         Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by AGL Resources, the Administrative Trustees or any affiliate of AGL Resources or any Administrative Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

         The Exchange Capital Securities initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

         Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Exchange Capital Securities in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities".

DEPOSITARY PROCEDURES

         DTC has advised the Trust and AGL Resources that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations, and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

         DTC has also advised the Trust and AGL Resources that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the Liquidation Amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

         Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are Participants, or indirectly through organizations which are Participants. All interests in a Global Capital Security may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a Person having beneficial interests in a Global Capital Security to pledge such interests to Persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities" and "--Exchange of Certificated Capital Securities for Book-Entry Capital Securities".

         Except as described below, owners of interests in the Global Capital Securities will not have Exchange Capital Securities registered in their name, will not receive physical delivery of Exchange Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Declaration of Trust for any purpose.

         Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Declaration of Trust. Under the terms of the Declaration of Trust, the Property Trustee will treat the Persons in whose names the Exchange Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and AGL Resources that its current practice, upon receipt of any payment in respect of securities such as the Exchange Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Exchange Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or AGL Resources. Neither the Trust or AGL Resources nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Exchange Capital Securities, and the Trust or AGL Resources and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

         Secondary market trading activity in interests in the Global Capital Securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

         DTC has advised the Trust and AGL Resources that it will take any action permitted to be taken by a holder of Exchange Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the Exchange Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Declaration of Trust, DTC reserves the right to exchange the Global Capital Securities for legended Exchange Capital Securities in certificated form and to distribute such Capital Securities to its Participants.

         The information in this section concerning DTC and its book-entry systems has been obtained from sources that the Trust and AGL Resources believe to be reliable, but neither the Trust nor AGL Resources takes responsibility for the accuracy thereof.

         Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among participants in DTC, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust or AGL Resources nor the Property Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY CAPITAL SECURITIES FOR CERTIFICATED CAPITAL SECURITIES

         A Global Capital Security is exchangeable for Exchange Capital Securities in registered certificated form if (i) DTC notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Capital Security and the Trust thereupon fails to appoint a successor Depositary within 90 days or has ceased to be a clearing agency registered under the Exchange Act, (ii) AGL Resources in its sole discretion elects to cause the issuance of the Exchange Capital Securities in certificated form, or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Declaration of Trust. In addition, beneficial interests in a Global Capital Security may be exchanged for certificated Exchange Capital Securities upon transfer of such beneficial interests to institutional accredited investors upon request but only upon at least 20 days prior written notice given to the Property Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated Exchange Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).

EXCHANGE OF CERTIFICATED CAPITAL SECURITIES FOR BOOK-ENTRY CAPITAL SECURITIES

         Other Capital Securities, which will be issued in certificated form, may not be exchanged for beneficial interests in any Global Capital Security unless such exchange occurs in connection with a transfer of such Other Capital Securities and the transferor first delivers to the Property Trustee a written certificate (in the form provided in the Declaration of Trust) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Capital Securities.

PAYMENT AND PAYING AGENCY

         Payments in respect of the Exchange Capital Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or in respect of the Exchange Capital Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and AGL Resources. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days written notice to the Property Trustee and AGL Resources. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and AGL Resources) to act as Paying Agent.

RESTRICTIONS ON TRANSFER

         The Exchange Capital Securities will be issued, and may be transferred only, in blocks having a Liquidation Amount of not less than $1,000 (one Exchange Capital Security) and multiples of $1,000 in excess thereof. Any transfer, sale or other disposition of Exchange Capital Securities in blocks having a Liquidation Amount of less than $1,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Capital Securities for any purpose, including but not limited to the receipt of Distributions on


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


such Exchange Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Exchange Capital Securities.

REGISTRAR AND TRANSFER AGENT

         The Property Trustee will act as registrar and transfer agent for the Exchange Capital Securities.

         Registration of transfers of the Exchange Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Exchange Capital Securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

         The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Declaration of Trust and, after such Event of Default, must exercise the same degree of care and skill as a prudent Person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration of Trust at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses, and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Declaration of Trust or is unsure of the application of any provision of the Declaration of Trust, and the matter is not one on which holders of the Trust Securities are entitled under the Declaration of Trust to vote, then the Property Trustee shall take such action as is directed by AGL Resources and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence, or willful misconduct.

MISCELLANEOUS

         The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of AGL Resources for United States federal income tax purposes. In this connection, AGL Resources and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration of Trust, that AGL Resources and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

         Holders of the Trust Securities have no preemptive or similar rights.

         The Trust may not borrow money, issue debt, execute mortgages, or pledge any of its assets.

GOVERNING LAW

         The Declaration of Trust will be governed by and construed in accordance with the laws of the State of Delaware.

             DESCRIPTION OF EXCHANGE JUNIOR SUBORDINATED DEBENTURES

         The Original Junior Subordinated Debentures were issued and the Exchange Junior Subordinated Debentures will be issued under the Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between AGL Resources and the Indenture Trustee. The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Exchange Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

GENERAL

         Concurrently with the issuance of the Original Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by AGL Resources for the Common Securities, in the Original Junior Subordinated Debentures issued by AGL Resources. Like the Original Junior Subordinated Debentures, the Exchange Junior Subordinated Debentures will bear interest at the annual rate of 8.17% of the principal amount thereof. Interest on the Exchange Junior Subordinated Debentures will accumulate from the last day on which interest was paid on the Original Junior Subordinated Debentures exchanged for the Exchange Junior Subordinated Debentures, or, if no interest has been paid, from the Issue Date (June 11, 1997), and will be payable semi-annually in arrears on June 1 and December 1 of each year (each, an "Interest Payment Date"), to the Person in whose name each Exchange Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the May 15 or November 15 immediately preceding the relevant payment date. It is anticipated that, until the liquidation, if any, of the Trust, each Exchange Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Exchange Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 8.17% thereof, compounded semi-annually. The term "interest", as used herein, shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined herein), as applicable.

         The Exchange Junior Subordinated Debentures will be issued in denominations of $1,000 and integral multiples thereof. The Exchange Junior Subordinated Debentures will mature on June 1, 2037 (the "Stated Maturity Date").

         The Exchange Junior Subordinated Debentures will rank pari passu with the Original Junior Subordinated Debentures and all Other Debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness. See "--Subordination." AGL Resources is a holding company almost all of the operating assets of which are owned by its subsidiaries. AGL Resources relies primarily on dividends from such subsidiaries to meet its obligations. AGL Resources is a legal entity separate and distinct from its subsidiaries. The principal sources of AGL Resources' income are dividends and fees from its subsidiaries. Subject to the preferential rights of the holders of the preferred stock of AGLC (and AGLC Junior Stock as defined below (if any) ranking as to dividends ahead of the common stock of AGLC) to receive full cumulative dividends, both past and current, and the restrictions set forth below, AGL Resources, as the holder of all of the outstanding shares of the common stock of AGLC, is entitled to receive such dividends as may be declared by the board of directors of AGLC out of funds legally available therefor. AGLC's Articles of Incorporation impose restrictions on the payment of dividends (except a dividend in common stock of AGLC or in any class of stock ranking junior to the preferred stock of AGLC as to dividends or assets (the "AGLC Junior Stock")) unless AGLC attains certain earnings levels or maintains certain capitalization ratios. Under the most restrictive of these provisions, all of AGLC's retained earnings were free of such restrictions and available for the payment of dividends at June 30, 1997. Retained earnings of AGLC at June 30, 1997 were $86.0 million.

         Because AGL Resources is a holding company, the right of AGL Resources to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent AGL Resources may itself be recognized as a creditor of that subsidiary. Accordingly, the Exchange Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of AGL Resources' subsidiaries, and holders of Exchange Junior Subordinated Debentures should look only to the assets of AGL Resources for payments on the Exchange Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of AGL Resources, including Senior Indebtedness. See "--Subordination."

         The Indenture does not contain provisions that afford holders of the Exchange Junior Subordinated Debentures protection in the event of a highly leveraged transaction or other similar transactions involving AGL Resources that may adversely affect such holders.

FORM, REGISTRATION AND TRANSFER

         If the Exchange Junior Subordinated Debentures are distributed to the holders of the Trust Securities, the Exchange Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC. The depositary arrangements for such Exchange Junior Subordinated Debentures are expected to be substantially similar to those in effect for the Exchange Capital Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Exchange Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer."

PAYMENT AND PAYING AGENTS

         Payment of principal of (and premium, if any) and any interest on Exchange Junior Subordinated Debentures will be made at the office of the Indenture Trustee in The City of New York or at the office of such Paying Agent or Paying Agents as AGL Resources may designate from time to time, except that at the option of AGL Resources payment of any interest may be made except in the case of Exchange Junior Subordinated Debentures in global form, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Exchange Junior Subordinated Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any Exchange Junior Subordinated Debenture will be made to the Person in whose name such Exchange Junior Subordinated Debenture is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. AGL Resources may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however AGL Resources will at all times be required to maintain a Paying Agent in each Place of Payment for the Exchange Junior Subordinated Debentures.

         Any moneys deposited with the Indenture Trustee or any Paying Agent, or then held by AGL Resources in trust, for the payment of the principal of (and premium, if any) or interest on any Exchange Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of AGL Resources, be repaid to AGL Resources and the holder of such Exchange Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to AGL Resources for payment thereof.

OPTION TO EXTEND INTEREST PAYMENT DATE

         So long as no Debenture Event of Default has occurred and is continuing, AGL Resources will have the right under the Indenture at any time during the term of the Exchange Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. At the end of such Extension Period, AGL Resources must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 8.17%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Exchange Junior Subordinated Debentures (and holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax Consequences-- Interest Income and Original Issue Discount."

         During any such Extension Period, AGL Resources may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of AGL Resources' capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase, or redeem any debt securities of AGL Resources (including any Other Debentures) that rank pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by AGL Resources of the debt securities of any subsidiary of AGL Resources (including any Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants, or rights to subscribe for or purchase shares of, common stock of AGL Resources,
(b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) the purchase of fractional shares resulting from a reclassification of AGL Resources' capital stock, (e) the exchange or conversion of one class or series of AGL Resources' capital stock for another class or series of AGL Resources' capital stock, and (f) the purchase of fractional interests in shares of AGL Resources' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

         Prior to the termination of any such Extension Period, AGL Resources may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, AGL Resources may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. AGL Resources must give the Property Trustee, the Administrative Trustees and the Indenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or other quotation system or to holders of Capital Securities on the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Indenture Trustee shall give notice of AGL Resources' election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that AGL Resources may elect to begin an Extension Period.

OPTIONAL PREPAYMENT

         The Exchange Junior Subordinated Debentures will be prepayable, in whole or in part, at the option of AGL Resources on or after June 1, 2007 (the "Initial Optional Prepayment Date"), at a prepayment price (the "Optional Prepayment Price") equal to the percentage of the outstanding principal amount of the Exchange Junior Subordinated Debentures specified below, plus, in each case, accrued interest thereon to the date of prepayment if redeemed during the 12-month period beginning June 1 of the years indicated below:


YEAR                                                        PERCENTAGE
----                                                        ----------
2007....................................................... 104.085%
2008....................................................... 103.677%
2009....................................................... 103.268%
2010....................................................... 102.860%
2011....................................................... 102.451%
2012....................................................... 102.043%
2013....................................................... 101.634%
2014....................................................... 101.226%
2015....................................................... 100.817%
2016....................................................... 100.409%
2017 and thereafter........................................ 100.000%


SPECIAL EVENT PREPAYMENT

         If a Tax Event or an Investment Company Act Event (each a "Special Event") shall occur and be continuing, AGL Resources may, at its option, prepay the Exchange Junior Subordinated Debentures in whole (but not in part) and thereby cause the mandatory redemption of the Exchange Capital Securities in whole (but not in part) at any time prior to June 1, 2007 and within 90 days of the occurrence of such Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (i) 100% of the principal amount of such Exchange Junior Subordinated Debentures or (ii) the sum, as determined by a Quotation Agent, of the present values of the principal amount and premium payable with respect to an optional redemption of Exchange Junior Subordinated Debentures on June 1, 2007, together with scheduled payments of interest on the Exchange Junior Subordinated Debentures accruing from the prepayment date to and including June 1, 2007 discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to the date of prepayment.

         A "Tax Event" means the receipt by AGL Resources and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced or made effective on or after the Issue Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to all or part of the income received or accrued on the Junior Subordinated Debentures or the Exchange Debentures, (ii) interest payable by AGL Resources on the Junior Subordinated Debentures or the Exchange Debentures is not, or within 90 days of the date of such opinion will not be, deductible by AGL Resources, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         An "Investment Company Act Event" means the receipt by AGL Resources and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change becomes effective on or after the Issue Date.

         "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which established yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity date corresponding to the Initial Optional Prepayment Date (if no maturity date is within three months before or after the Initial Optional Prepayment Date, yields for the first two published maturities most closely corresponding to the Initial Optional Prepayment Date shall be interpolated and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date plus, in either case (A) 1.05% if such prepayment date occurs on or prior to June 15, 1997 through and including June 1, 1998 and (B) .50% if such prepayment date occurs after June 1, 1998.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity date corresponding to the Initial Optional Prepayment Date that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a maturity date corresponding to the Initial Optional Prepayment Date. If no United States Treasury security has a maturity date which is within three months before or after the Initial Optional Prepayment Date, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the calculation of the Adjusted Treasury Rate pursuant to clause (ii) of the definition thereof shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month.

         "Quotation Agent" means the Reference Treasury Dealer appointed by AGL Resources. "Reference Treasury Dealer" means: (i) Merrill Lynch Government Securities, Inc. and its respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), AGL Resources shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by AGL Resources.

         "Comparable Treasury Price" means, with respect to any prepayment date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such prepayment date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Indenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Indenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Indenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

         Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Exchange Junior Subordinated Debentures to be prepaid at its registered address. Unless AGL Resources defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such Exchange Junior Subordinated Debentures called for prepayment.

         If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, AGL Resources will pay as additional amounts on the Junior Subordinated Debentures the Additional Sums. "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.

         Neither AGL Resources nor the Trust will be responsible for nor will AGL Resources or the Trust be required to compensate holders of or investors in the Exchange Capital Securities (or Exchange Junior Subordinated Debentures that may be distributed by the Trust) for any withholding taxes that are imposed on interest payments on the Exchange Junior Subordinated Debentures or on Distributions with respect to the Exchange Capital Securities.

RESTRICTIONS ON CERTAIN PAYMENTS

         AGL Resources will also covenant that it will not, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of AGL Resources' capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of AGL Resources (including Other Debentures) that rank pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by AGL Resources of the debt securities of any subsidiary of AGL Resources (including under Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Exchange Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of AGL Resources, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) the purchase of fractional shares resulting from a reclassification of AGL Resources' capital stock, (e) the exchange or conversion of one class or series of AGL Resources' capital stock for another class or series of AGL Resources' s capital stock and (f) the purchase of fractional interests in shares of AGL Resources' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), if at such time (1) there shall have occurred and be continuing an Event of Default, (2) there shall have occurred and be continuing a Debenture Event of Default, (3) there shall have occurred and be continuing a payment default under the Declaration of Trust or the Indenture, (4) if such Exchange Junior Subordinated Debentures are held by the Trust, AGL Resources shall be in default with respect to its payment of any obligations under the Exchange Guarantee, or (5) AGL Resources shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall have commenced.

MODIFICATION OF INDENTURE

         From time to time AGL Resources and the Indenture Trustee may, without the consent of the holders of Exchange Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Exchange Junior Subordinated Debentures) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting AGL Resources and the Indenture Trustee, with the consent of the holders of a majority in principal amount of Exchange Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Exchange Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holders of each outstanding Exchange Junior Subordinated Debenture so affected, (i) extend the Stated Maturity, or reduce the principal amount of the Exchange Junior Subordinated Debentures or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption, or impair or affect the right of any holder of Exchange Junior Subordinated Debentures to institute suit for payment or (ii) reduce the percentage of principal amount of Exchange Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture.

DEBENTURE EVENTS OF DEFAULT

         The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) failure for 30 days to pay any interest on the Junior Subordinated Debentures or any Other Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or

                  (ii) failure to pay any principal or premium, if any, on the Junior Subordinated Debentures or any Other Debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

                  (iii) failure to observe or perform in any material respect certain other covenants or warranties contained in the Indenture for 90 days after written notice to AGL Resources from the Indenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or

                  (iv) certain events of bankruptcy, insolvency or reorganization of AGL Resources.

         The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured, waived or otherwise remedied and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee.

         The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium, if any) on or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) and principal due otherwise than by acceleration has been deposited with the Indenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

         If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of AGL Resources to pay interest (or premium, if any) on principal of the Exchange Junior Subordinated Debentures on the due date, a holder of Exchange Capital Securities may institute a Direct Action. AGL Resources may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. If the right to bring a Direct Action is removed following the Exchange Offer, the Trust may become subject to the reporting obligations under the Exchange Act. Notwithstanding any payments made to a holder of Capital Securities by AGL Resources in connection with a Direct Action, AGL Resources shall remain obligated to pay the principal of (or premium, if any) or interest on the Exchange Junior Subordinated Debentures, and AGL Resources shall be subrogated to the rights of the holder of such Exchange Capital Securities with respect to payments on the Exchange Capital Securities to the extent of any payments made by AGL Resources to such holder in any Direct Action.

         The holders of the Exchange Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Exchange Junior Subordinated Debentures unless there shall have been an Event of Default under the Declaration of Trust. See "Description of Exchange Capital Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

         The Indenture provides that AGL Resources shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into AGL Resources or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to AGL Resources, unless: (i) in case AGL Resources consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes AGL Resources' obligations on the Exchange Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

         The general provisions of the Indenture do not afford holders of the Exchange Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving AGL Resources that may adversely affect holders of the Exchange Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

         The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Indenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity within one year, and AGL Resources deposits or causes to be deposited with the Indenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Indenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to AGL Resources' obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and AGL Resources will be deemed to have satisfied and discharged the Indenture.

SUBORDINATION

         The Indenture provides that the Exchange Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness. No payment of principal (including redemption payments), premium, if any, or interest on the Exchange Junior Subordinated Debentures may be made at any time when (i) any Senior Indebtedness is not paid when due, (ii) any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (iii) the maturity of any Senior Indebtedness has been accelerated because of a default.

         Upon any distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of AGL Resources, all Senior Indebtedness must be paid in full before the holders of the Exchange Junior Subordinated Debentures are entitled to receive or retain any payment in respect thereof.

         In the event of the acceleration of the maturity of Exchange Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full before the holders of Exchange Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Exchange Junior Subordinated Debentures.

         "Senior Indebtedness" shall mean all Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, unless the terms thereof specifically provide that it is not superior in right of payment to the Junior Subordinated Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

         "Indebtedness for Money Borrowed" shall mean any obligation of, or any obligation guaranteed by, AGL Resources for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, but shall not include (i) any trade accounts payable in the ordinary course of business, (ii) any such indebtedness that by its terms ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures, (iii) all other debt securities, and guarantees in respect of those debt securities, issued after the Issue Date to any other trust, or a trustee of such trust, partnership or other entity affiliated with AGL Resources that is a financing vehicle of AGL Resources (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by AGL Resources pursuant to an instrument that ranks pari passu with or junior in right of payment to the Guarantee, and (iv) any other indebtedness that would otherwise qualify as "Indebtedness for Money Borrowed" to the extent that such indebtedness by its terms ranks pari passu with or junior in right of payment to any of the indebtedness described in (i), (ii) or (iii).

         AGL Resources is a holding company and almost all of the operating assets of AGL Resources are owned by AGL Resources' subsidiaries. AGL Resources relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. AGL Resources is a legal entity separate and distinct from its subsidiaries. The principal sources of AGL Resources' income are dividends and fees from its subsidiaries. Because AGL Resources is a holding company, the right of AGL Resources to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary. Accordingly, the Exchange Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of AGL Resources' subsidiaries. Holders of Exchange Junior Subordinated Debentures should look only to the assets of AGL Resources for payments of interest and principal and premium, if any.

         The Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by AGL Resources. AGL Resources expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

RESTRICTIONS ON TRANSFER

         The Exchange Junior Subordinated Debentures will be issued, and may be transferred only, in minimum denominations of not less than $1,000 and multiples of $1,000 in excess thereof. Any such transfer, sale, or other disposition of Exchange Junior Subordinated Debentures in a denomination of less than $1,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Junior Subordinated Debentures for any purpose, including but not limited to the receipt of payments on such Exchange Junior Subordinated Debentures, and such transferee shall be deemed to have no interest whatsoever in such Exchange Junior Subordinated Debentures.

GOVERNING LAW

         The Indenture and the Exchange Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

         Following the Exchange Offer and the qualification of the Indenture under the Trust Indenture Act, the Indenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to a Indenture Trustee under the Trust Indenture Act. Subject to such provisions, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Exchange Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might


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


be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

MISCELLANEOUS

         AGL Resources has agreed, pursuant to the Indenture, for so long as Trust Securities remain outstanding, (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Trust (provided that certain successors which are permitted pursuant to the Indenture may succeed to AGL Resources' ownership of the Common Securities), (ii) not to voluntarily terminate, wind up or liquidate the Trust, except in connection with a distribution of Junior Subordinated Debentures to the holders of the Capital Securities in liquidation of the Trust, and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Declaration of Trust to cause the Trust to remain classified as (a) a business trust, except in connection with certain mergers, consolidations or amalgamations permitted by the Declaration of Trust, and (b) a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

                        DESCRIPTION OF EXCHANGE GUARANTEE

         The Exchange Guarantee will be executed and delivered by AGL Resources concurrently with the issuance by the Trust of the Exchange Capital Securities for the benefit of the holders from time to time of the Exchange Capital Securities. The Bank of New York will act as guarantee trustee ("Guarantee Trustee") under the Exchange Guarantee. The Exchange Guarantee has been qualified under the Trust Indenture Act. This summary of certain provisions of the Exchange Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Exchange Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Exchange Guarantee for the benefit of the holders of the Exchange Capital Securities.

GENERAL

         AGL Resources will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined herein) to the holders of the Exchange Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Exchange Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Exchange
Guarantee: (i) any accumulated and unpaid Distributions required to be paid on Exchange Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time, (ii) the applicable Redemption Price with respect to Exchange Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time, or
(iii) upon a voluntary or involuntary termination and liquidation of the Trust, the lesser of (a) the Liquidation Distribution, to the extent that the Trust has funds on hand legally available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of Exchange Capital Securities. AGL Resources' obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by AGL Resources to the holders of the Exchange Capital Securities or by causing the Trust to pay such amounts to such holders.

         The Exchange Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See "--Status of the Exchange Guarantee". Because AGL Resources is a holding company, the right of AGL Resources to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent AGL Resources may itself be recognized as a creditor of that subsidiary. Accordingly, AGL Resources' obligations under the Exchange Guarantee will be effectively subordinated to all existing and future liabilities of AGL Resources' subsidiaries, and claimants should look only to the assets of AGL Resources for payments thereunder. See "Description of the Exchange Junior Subordinated Debentures--General." The Exchange Guarantee does not limit the incurrence


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


or issuance of other secured or unsecured debt of AGL Resources, including Senior Indebtedness, whether under the Indenture, any other indenture that AGL Resources may enter into in the future or otherwise.

         AGL Resources will, through the Exchange Guarantee, the Declaration of Trust, the Exchange Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Exchange Capital Securities but will not apply to any payment of Distributions except to the extent the Trust has funds legally available therefor. If AGL Resources does not make interest payments on the Exchange Junior Subordinated Debentures held by the Trust, the Trust will not pay Distributions on the Exchange Capital Securities and will not have funds legally available therefor.

STATUS OF THE EXCHANGE GUARANTEE

         The Exchange Guarantee will constitute an unsecured obligation of AGL Resources and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as Exchange Junior Subordinated Debentures, except in the case of a bankruptcy or insolvency proceeding in respect of AGL Resources, in which case the Exchange Guarantee will rank subordinate and junior in right of payment to all liabilities (other than Other Guarantees) of AGL Resources.

         The Exchange Guarantee will rank pari passu with all Other Guarantees issued by AGL Resources. The Exchange Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against AGL Resources to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against any other Person or entity). The Exchange Guarantee will be held for the benefit of the holders of the Exchange Capital Securities. The Exchange Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Exchange Capital Securities of the Exchange Junior Subordinated Debentures. The Exchange Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by AGL Resources. AGL Resources expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

AMENDMENTS AND ASSIGNMENT

         Except with respect to any changes that do not materially adversely affect the rights of holders of the Exchange Capital Securities (in which case no vote will be required), the Exchange Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding Exchange Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of the Exchange Capital Securities--Voting Rights; Amendment of the Declaration of Trust." All guarantees and agreements contained in the Exchange Guarantee shall bind the successors, assigns, receivers, trustees and representatives of AGL Resources and shall inure to the benefit of the holders of the Exchange Capital Securities then outstanding.

EVENTS OF DEFAULT

         An event of default under the Exchange Guarantee will occur upon the failure of AGL Resources to perform any of its payment or other obligations thereunder. The holders of a majority in Liquidation Amount of the Exchange Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Exchange Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Exchange Guarantee. The Guarantee Trustee may decline to follow any such direction if (i) it shall determine that the action so directed would be unjustly prejudicial to the holders not taking part in such direction or (ii) that the action or proceeding so directed may not lawfully be taken or would involve the Guarantee Trustee in personal liability.

         Any holder of the Exchange Capital Securities may institute a legal proceeding directly against AGL Resources to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other Person.


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


         AGL Resources, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not AGL Resources is in compliance with all the conditions and covenants applicable to it under the Exchange Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

         The Guarantee Trustee, other than during the occurrence and continuance of an event of default by AGL Resources in performance of the Exchange Guarantee, will undertake to perform only such duties as are specifically set forth in the Exchange Guarantee and, after default with respect to the Exchange Guarantee, must exercise the same degree of care and skill as a prudent Person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the Exchange Guarantee at the request of any holder of the Exchange Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE EXCHANGE GUARANTEE

         The Exchange Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Exchange Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust, or upon distribution of Exchange Junior Subordinated Debentures to the holders of the Exchange Capital Securities. The Exchange Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Exchange Capital Securities must restore payment of any sums paid under the Exchange Capital Securities or the Exchange Guarantee.

GOVERNING LAW

         The Exchange Guarantee will be governed by and construed in accordance with the laws of the State of New York.

             RELATIONSHIP AMONG THE EXCHANGE CAPITAL SECURITIES, THE EXCHANGE JUNIOR SUBORDINATED DEBENTURES AND THE EXCHANGE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

         Payments of Distributions and other amounts due on the Exchange Capital Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be irrevocably guaranteed by AGL Resources as and to the extent set forth under "Description of Exchange Guarantee." Taken together, AGL Resources' obligations under the Exchange Junior Subordinated Debentures, the Indenture, the Declaration of Trust and the Exchange Guarantee will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Capital Securities. If and to the extent that AGL Resources does not make the required payments on the Exchange Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Exchange Capital Securities. The Exchange Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of Exchange Capital Securities is to institute a Direct Action. The obligations of AGL Resources under the Exchange Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness.


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


SUFFICIENCY OF PAYMENTS

         As long as payments of interest and other payments are made when due on the Exchange Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Exchange Capital Securities, primarily because: (i) the aggregate principal amount or Prepayment Price of the Exchange Junior Subordinated Debentures will be equal to the sum of the Liquidation Amount or Redemption Price, as applicable, of the Exchange Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Exchange Junior Subordinated Debentures will match the Distribution Rate and Distribution and other payment dates for the Trust Securities; (iii) AGL Resources shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Declaration of Trust will provide that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF EXCHANGE CAPITAL SECURITIES

         A holder of any Exchange Capital Security may institute a legal proceeding directly against AGL Resources to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other Person or entity. A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Declaration of Trust. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture will provide that no payments may be made in respect of the Exchange Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Exchange Junior Subordinated Debentures would constitute an Event of Default under the Declaration of Trust.

LIMITED PURPOSE OF THE TRUST

         The Exchange Capital Securities will represent preferred undivided beneficial interests in the assets of the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Original Junior Subordinated Debentures and engaging in only those other activities necessary, advisable or incidental thereto.

RIGHTS UPON TERMINATION

         Unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary termination and liquidation of the Trust, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of AGL Resources, the Property Trustee, as holder of the Exchange Junior Subordinated Debentures, would be a subordinated creditor of AGL Resources, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of AGL Resources receive payments or distributions. Since AGL Resources will be the guarantor under the Exchange Guarantee and will agree to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Exchange Capital Securities and a holder of Exchange Junior Subordinated Debentures relative to other creditors and to stockholders of AGL Resources in the event of liquidation or bankruptcy of AGL Resources are expected to be substantially the same.


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


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         In the opinion of Long Aldridge Norman LLP, counsel to AGL Resources and the Trust ("Tax Counsel"), the following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership, and disposition of Capital Securities held as capital assets by a holder who purchases such Capital Securities upon initial issuance. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or Persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to Persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Prospective investors should note that no rulings have been or are expected to be sought from the IRS with respect to any of these issues and, since an opinion of Tax Counsel is not binding on the Internal Revenue Service (the "IRS") or the courts, no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that any of the opinions expressed herein will not be challenged by the IRS or, if challenged, that such a challenge would not be successful.

EXCHANGE OF CAPITAL SECURITIES

         The exchange of Original Securities for Exchange Securities should not be a taxable event to holders for United States federal income tax purposes. Since the exchange of Original Securities for Exchange Securities will occur by operation of the terms of the Original Securities, the Exchange Securities should not be considered to differ materially in kind or extent from the Original Securities and, therefore, should not be treated as an "exchange" for United States Federal income tax purposes. Accordingly, the Exchange Capital Securities should have the same adjusted issue price as the Original Capital Securities, and a holder should have the same adjusted tax basis and holding period in the Exchange Capital Securities as the holder had in the Original Capital Securities immediately before the exchange. Moreover, a holder which had acquired Original Capital Securities with either market discount or bond premium will be treated as holding Exchange Capital Securities with the same amount of market discount or bond premium and will be required to include such market discount in or deduct such bond premium from their income in the same manner as on the Original Capital Securities. Holders are urged to consult their tax advisors regarding the applicability of the market discount and bond premium rules.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

         In connection with the issuance of the Original Junior Subordinated Debentures, Tax Counsel rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Original Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of AGL Resources.

CLASSIFICATION OF THE TRUST

         In connection with the issuance of the Original Capital Securities, Tax Counsel rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration of Trust and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally


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


will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest (or OID accrued) with respect to its allocable share of those Junior Subordinated Debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

         Under recently issued Treasury regulations (the "Regulations") applicable to debt instruments issued on or after August 13, 1996, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. AGL Resources believes that the likelihood of its exercising its option to defer payments of interest is "remote" since exercising that option would prevent AGL Resources from declaring dividends on any class of its equity securities. Accordingly, AGL Resources intends to take the position, based on the advice of Tax Counsel, that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of accounting.

         Under the Regulations, if AGL Resources were to exercise its option to defer payments of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Capital Securities would be required to include in gross income OID even though AGL Resources would not make actual cash payments during an Extension Period. Moreover, under the Regulations, if the option to defer the payment of interest was determined not to be "remote", the Junior Subordinated Debentures would be treated as having been originally issued with OID. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.

         The Regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to Tax Counsel's interpretation herein.

         Because income on the Capital Securities will constitute indebtedness of AGL Resources, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

MARKET DISCOUNT

         A purchaser of a Capital Security at a discount from the Liquidation Amount at maturity of such purchaser's pro rata share of the Junior Subordinated Debentures acquires such Capital Security with "market discount." However, market discount with respect to a Capital Security will be considered to be zero if it is de minimis. Market discount will be de minimis with respect to a Capital Security if it is less than the product of (i) 0.25% of the adjusted issue price of the purchaser's pro rata share of the Junior Subordinated Debentures multiplied by (ii) the number of complete years to maturity of such Junior Subordinated Debentures after the date of purchase. The purchaser of a Capital Security with more than a de minimis amount of market discount generally will be required to treat any gain on the sale, exchange, redemption or other disposition of all or part of the Capital Securities (or related Junior Subordinated Debentures) as ordinary income to the extent of accrued (but not previously taxed) market discount. Market discount generally will accrue ratably during the period from the date of purchase of such Capital Security to the maturity date of the Junior Subordinated Debentures, unless the holder irrevocably elects to accrue such market discount on the basis of a constant interest rate.

         A holder who has acquired a Capital Security at a market discount generally will be required to defer any deductions of interest expense attributable to any indebtedness incurred or continued to purchase or carry the Capital


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


Security, to the extent such interest expense exceeds the related interest income. Any such deferred interest expense generally will be allowable as a deduction not later than the year in which the related market discount income is recognized. As an alternative to the inclusion of market discount in income upon disposition of all or a portion of a Capital Security or the related Junior Subordinated Debentures (including redemptions thereof), a holder may make an election (which may not be revoked without the IRS's consent) to include market discount in income as it accrues on all market discount instruments acquired by the holder during or after the taxable year for which the election is made.
In that case, the preceding deferral rule for interest expense will not apply.

         In lieu of the foregoing treatment of market discount and interest expense, a holder may elect to treat any market discount (including a de minimis amount) as OID and accrue such discount on a constant-yield basis in the same manner as the holder accrues OID.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

         AGL Resources will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Capital Securities and a holder's holding period in Junior Subordinated Debentures would begin on the date such Junior Subordinated Debentures were received.

         Under certain circumstances described herein (see "Description of Exchange Capital Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "--Sales of Capital Securities."

SALES OF CAPITAL SECURITIES

         A holder that sells Capital Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID (if any) previously includable in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Capital Securities in respect of OID.

         The Taxpayer Relief Act of 1997, which was signed into law by President Clinton on August 5, 1997, made certain changes in the taxation of individuals on long-term capital gains. Generally, for the tax years ending after May 6, 1997, the maximum tax rate on net capital gains has been reduced from 28% to 20% and the rate for individuals that previously paid a 15% tax on capital gains has been reduced from 15% to 10%. From May 7, 1997 to July 28, 1997, the lower rates apply to assets held for more than 12 months, and effective July 29, 1997, the lower rates apply to assets held longer than 18 months. The Taxpayer Relief Act of 1997 also made changes in amount of net capital gain taken into account in computing alternative minimum tax for corporations. Holders are urged to consult their tax advisors regarding the applicability of the changes in the treatment of capital gains made by the Taxpayer Relief Act of 1997.

         The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.


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


POSSIBLE TAX LEGISLATION

         On March 19, 1996, President Clinton proposed certain tax law changes that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations issued on or after December 7, 1995 (the "1996 Proposed Legislation") if such debt obligations have (i) a weighted average maturity in excess of 40 years, or (ii) a maximum term in excess of 20 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. Neither the 1996 Proposed Legislation nor similar legislation was enacted during the 104th Congress. On February 6, 1997, President Clinton proposed in the administration's fiscal year 1998 budget certain new tax changes (the "1997 Proposed Legislation") that would, among other things, generally deny corporate issuers a deduction for interest or OID in respect of certain debt obligations if such debt obligations have a maximum term in excess of 15 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. On August 5, 1997, President Clinton signed the Taxpayer Relief Act of 1997, which enacted into law certain provisions of the 1997 Proposed Legislation. The Taxpayer Relief Act of 1997 does not contain any provision that would affect AGL Resources' ability to deduct interest payable on the Junior Subordinated Debentures. However, there can be no assurance that other legislation enacted after the date hereof will not adversely affect the ability of AGL Resources to deduct the interest payable on the Junior Subordinated Debentures. There can be no assurance, therefore, that a Tax Event will not occur. A Tax Event would permit AGL Resources to cause a redemption of the Capital Securities before June 1, 2007.

UNITED STATES ALIEN HOLDERS

         For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate, or trust that is not a U.S. Holder for United States federal income tax purposes. A "U.S. Holder" is a holder of Capital Securities who or which is a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes, a corporation or partnership created or organized (or treated as created or organized for federal income tax purposes) in or under the laws of the United States or any political subdivision thereof, an estate the income of which is includible in its gross income for federal income tax purposes without regard to its source, or a trust if, and only if, (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States trustees have the authority to control all substantial decisions of the trust. Under present United States federal income tax laws: (i) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of AGL Resources entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to AGL Resources through stock ownership, and (c) either (A) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.

INFORMATION REPORTING TO HOLDERS

         Generally, income on the Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

         Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31 percent unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

         THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

         Each of AGL Resources (the obligor with respect to the Exchange Junior Subordinated Debentures held by the Trust) and its affiliates and the Property Trustee may be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified Person" (within the meaning of Section 4975 of the Code) with respect to many employee benefit plans ("Plans") that are subject to ERISA. Any purchaser proposing to acquire Exchange Capital Securities with assets of any Plan should consult with its counsel. The purchase and/or holding of Exchange Capital Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which AGL Resources, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified Person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Exchange Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts), or PTCE 96-23 (an exemption for certain transactions determined by an in-house asset manager). In addition, a Plan fiduciary considering the purchase of Exchange Capital Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. In such event, service providers with respect to the assets of the Trust may become parties in interest or disqualified Persons with respect to investing Plans, and any discretionary authority exercised with respect to the Exchange Junior Subordinated Debentures by such Persons could be deemed to constitute a prohibited transaction under ERISA or the Code. In order to avoid such prohibited transactions, each investing Plan, by purchasing the Exchange Capital Securities, will be deemed to have directed the Trust to invest in the Exchange Junior Subordinated Debentures and to have appointed the Property Trustee.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and AGL Resources have agreed that, starting on the Expiration Date and ending on the close of business on the 180th day following the Expiration Date, or, if earlier, when all such Exchange Capital Securities have been disposed of by such broker-dealer, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until _________, 1997, all dealers effecting transactions in the Exchange Capital Securities may be required to deliver a prospectus.

         The Trust and AGL Resources will not receive any proceeds from any sale of Exchange Capital Securities by broker-dealers. Exchange Capital Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions, in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Capital Securities. Any broker-dealer that resells Exchange Capital Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Exchange Capital Securities and any commissions or concessions received by any such Persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         Until 180 days after the Expiration Date or upon such earlier date as described above, the Trust and the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Trust and the Company have agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Capital Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                             VALIDITY OF SECURITIES

         Certain matters of Delaware law relating to the validity of the Exchange Capital Securities will be passed upon by Richards, Layton & Finger, Wilmington, Delaware, special Delaware counsel to AGL Resources and the Trust. The validity of the Junior Subordinated Debentures and the Guarantee and certain matters relating thereto will be passed upon on behalf of AGL Resources by Long Aldridge Norman LLP, Atlanta, Georgia. Long Aldridge Norman LLP will also pass upon certain matters relating to United States federal income tax considerations.

                                     EXPERTS

         The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from AGL Resources Inc.'s Annual Report on Form 10-K for the year ended September 30, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

=====================================================        ========================================================
NO DEALER, SALESMAN OR ANY OTHER INDIVIDUAL HAS
BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE
ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR                                   $75,000,000
INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN
CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS
AND, IF GIVEN OR MADE, SUCH INFORMATION OR
REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING                                AGL CAPITAL TRUST
BEEN AUTHORIZED BY AGL RESOURCES, THE TRUST, THE
INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE AGENTS.
NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE
MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE                                     Offer to Exchange its
CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE                        8.17% Series B Capital Securities
IN THE AFFAIRS OF AGL RESOURCES OR THE TRUST SINCE                 (Liquidation Amount $1,000 per Capital Security)
THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE                     which have been registered under the
AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY               Securities Act of 1933 for any and all of its
ANY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH                     8.17% Series A Capital Securities
SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN                     (Liquidation Amount $1,000 per Capital
WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION                                  Security)
IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS                    fully and unconditionally guaranteed,
UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.                                   as described herein, by

               --------

          TABLE OF CONTENTS                                                      AGL RESOURCES INC.
                                                 PAGE
                                                 ----

Available Information ...............................  7
Incorporation of Certain Information by
  Reference .........................................  7                             --------
Summary .............................................  8
Risk Factors ........................................ 15                            PROSPECTUS
AGL Resources Inc. .................................. 19
Use of Proceeds ..................................... 21                             --------
Summary Consolidated Financial Data.................. 22
AGL Capital Trust ................................... 23
The Exchange Offer................................... 23
Description of Exchange Securities................... 34
Description of Exchange Capital Securities........... 34
Description of Exchange Junior Subordinated
  Debentures......................................... 45
Description of Exchange Guarantee.................... 54
Relationship Among the Exchange Capital Securities,
  the Exchange Junior Subordinated Debentures and
  the Exchange Guarantee ............................ 56                            __________, 1997
Certain Federal Income Tax Consequences.............. 58
ERISA Considerations................................. 62
Plan of Distribution................................. 62
Validity of Securities............................... 63
Experts.............................................. 63


=====================================================        ========================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.                   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 14-2-202(b)(4) of the Georgia Business Corporation Code (the "Georgia Code") provides that a corporation's Articles of Incorporation may include a provision that eliminates or limits the personal liability of directors for monetary damages to the corporation or its shareholders for breach of their duty of care and other duties as directors; provided, however, that the Section does not permit a corporation to eliminate or limit the liability of a director for appropriating, in violation of his duties, any business opportunity of the corporation, engaging in intentional misconduct or a knowing violation of law, obtaining an improper personal benefit, or voting for or assenting to an unlawful distribution (whether as a dividend, stock repurchase or redemption or otherwise) as provided in Section 14-2-832 of the Georgia Code. Section 14-2-202(b)(4) also does not eliminate or limit the rights of a corporation or any shareholder to seek an injunction or other non-monetary relief in the event of a breach of a director's fiduciary duty. In addition, Section 14-2-202(b)(4) applies only to claims against a director arising out of his role as a director and does not relieve a director from liability arising from his role as an officer or in any other capacity. The provisions of Article VII of AGL Resources' Articles of Amendment and Restatement (the "Articles") are similar in all substantive respects to those contained in Section 14-2-202(b)(4) of the Georgia Code outlined above, and Article VII provides that the liability of directors of AGL Resources shall be limited to the fullest extent permitted by amendments to Georgia law.

         Sections 14-2-850 to 14-2-859, inclusive, of the Georgia Code govern the indemnification of directors, officers, employees and agents. Section 14-2-851 of the Georgia Code provides for indemnification of a director of AGL Resources for liability incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including civil actions brought as derivative actions by or in the right of AGL Resources) in which he may become involved by reason of being a director of AGL Resources. Section 14-2-851 also provides such indemnity for directors who, at the request of AGL Resources, act as directors, officers, partners, trustees, employees or agents of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or another enterprise. The Section permits indemnification if the director acted in a manner he believed in good faith to be in or not opposed to the best interest of AGL Resources and, in addition, in criminal proceedings, if he had no reasonable cause to believe his conduct was unlawful. If the required standard of conduct is met, indemnification may include judgments, settlements, penalties, fines or reasonable expenses (including attorneys' fees) incurred with respect to a proceeding. However, if the director is adjudged liable to AGL Resources in a derivative action or on the basis that personal benefit was improperly received by him, the director will only be entitled to such indemnification for reasonable expenses as a court finds to be proper in accordance with the provisions of Section 14-2-854.

         Section 14-2-852 of the Georgia Code provides that directors who are successful with respect to any claim brought against them, which claim is brought because they are or were directors of AGL Resources, are entitled to indemnification against reasonable expenses as of right. Conversely, if the charges made in any action are sustained, the determination of whether the required standard of conduct has been met will be made, in accordance with the provisions of Section 14-2-855 of the Georgia Code, as follows: (i) by the majority vote of a quorum of the disinterested members of the board of directors, (ii) if a quorum cannot be obtained, by a committee thereof duly designated by the board of directors, consisting of two or more disinterested directors, (iii) by special legal counsel, or (iv) by the shareholders, but, in such event, the shares owned by or voted under the control of directors seeking indemnification may not be voted.

         Section 14-2-857 of the Georgia Code provides that an officer of AGL Resources (but not an employee or agent generally) who is not a director has the mandatory right of indemnification granted to directors under Section 14-2-852, as described above. In addition, AGL Resources may, as provided by its Articles, Bylaws, general or specific actions by its Board of Directors, or by contract, indemnify and advance expenses to an officer, employee or agent who is not a director to the extent that such indemnification is consistent with public policy.

         The provisions of Article IX of AGL Resources' Articles provide for indemnification by AGL Resources to the full extent permitted by, and the provisions of Section 2.15 of AGL Resources' Bylaws are similar in all substantive respects to, the foregoing provisions of the Georgia Code outlined above.

         Officers and directors of AGL Resources are presently covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against any losses or liabilities arising from any alleged "wrongful act" including any alleged breach of duty, neglect, error, misstatement, misleading statement, omissions or other act done or wrongfully attempted. The cost of such insurance is borne by AGL Resources as permitted by the Bylaws of AGL Resources and the laws of the State of Georgia.

ITEM 21.          EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

                  Reference is made to the Exhibit Index on Page II-3 filed as part of this Registration Statement.

ITEM 22.          UNDERTAKINGS.

         Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling Persons of each undersigned Registrant pursuant to the provisions, or otherwise, each Registrant has been advised that in the option of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer or controlling Person of each Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling Person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and AGL Resources being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

               ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBITS

4.1      Indenture of AGL Resources Inc. relating to the Junior Subordinated
         Debentures
4.2 Form of Certificate of Exchange Junior Subordinated Debentures (included as Exhibit A to Exhibit 4.1)
4.3      Certificate of Trust of AGL Capital Trust
4.4      Amended and Restated Declaration of Trust of AGL Capital Trust
4.5 Form of Exchange Capital Security Certificate for AGL Capital Trust (included as Exhibit A-1 to Exhibit 4.4)
4.6      Series A Capital Securities Guarantee Agreement of AGL Resources Inc.
4.7      Form of Series B Capital Securities Guarantee Agreement of AGL
         Resources Inc.
4.8      Registration Rights Agreement
5.1 Opinion of Long Aldridge & Norman LLP to AGL Resources Inc. as to legality of the Exchange Junior
         Subordinated Debentures and the Exchange Guarantee to be issued by AGL Resources Inc.
5.2 Opinion of Richards, Layton & Finger, special Delaware counsel, as to legality of the Exchange Capital Securities to be issued by AGL Capital Trust
8 Opinion of Long Aldridge & Norman LLP as to certain federal income tax matters
12 Computation of ratio of earnings to fixed charges (excluding interest on deposits)
23.1     Consent of Deloitte & Touche LLP
23.2     Consent of Long Aldridge & Norman LLP (included in Exhibit 5.1)
23.3     Consent of Richards, Layton & Finger (included in Exhibit 5.2)
23.4     Consent of Long Aldridge & Norman LLP (included in Exhibit 8)
24 Power of Attorney of certain officers and directors of AGL Resources Inc. (included on signature page to registration statement)
25.1 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Indenture
25.2 Form T-1 Statement of Eligibility of The Bank of New York to act as Property Trustee under the Amended and Restated Declaration of Trust of AGL Capital Trust
25.3 Form T-1 Statement of Eligibility of The Bank of New York under the Exchange Guarantee for the benefit of the holders of Exchange Capital Securities of AGL Capital Trust
99.1     Form of Letter of Transmittal
99.2     Form of Notice of Guaranteed Delivery
99.3     Form of Exchange Agent Agreement

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, AGL Resources Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, in the State of Georgia, on the 27th day of August, 1997.

                                        AGL RESOURCES INC.

                                        By:/s/ David R. Jones
                                           -----------------------
                                           David R. Jones
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David R. Jones and J. Michael Riley, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 27th DAY OF AUGUST, 1997.

SIGNATURES                                    TITLE
----------                                    -----
/s/ David R. Jones                            President and Chief Executive Officer
------------------                            (Principal Executive Officer) and Director
David R. Jones

/s/ J. Michael Riley                          Vice President and Chief Financial Officer
--------------------                          (Principal Accounting and Financial Officer)
J. Michael Riley

/s/ Frank Barron, Jr.                         Director
--------------------
Frank Barron, Jr.

                                              Director
--------------------
W. Waldo Bradley

/s/ Otis A. Brumby, Jr.                       Director
--------------------
Otis A. Brumby, Jr.


/s/ L.L. Gellerstedt, III                                     Director
----------------------------
L.L. Gellerstedt, III

/s/ Albert G. Norman, Jr.                                     Director
----------------------------
Albert G. Norman, Jr.

/s/ D. Raymond Riddle                                         Director
----------------------------
D. Raymond Riddle

/s/ Betty L. Siegel                                           Director
----------------------------
Betty L. Siegel

/s/ Ben J. Tarbutton, Jr.                                     Director
----------------------------
Ben J. Tarbutton, Jr.

/s/ Charles McKenzie Taylor                                   Director
----------------------------
Charles McKenzie Taylor

/s/ Felker W. Ward, Jr.                                       Director
----------------------------
Felker W. Ward, Jr.

      Pursuant to the requirements of the Securities Act, AGL Capital Trust has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, in the State of Georgia, on the 27th day of August, 1997.

                           AGL Capital Trust
                           By:  AGL Resources Inc., Sponsor



                           By:/s/ J. Michael Riley
                              ----------------------------------------------
                                  J. Michael Riley
                                  Vice President and Chief Financial Officer